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                      AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN

                 SIERRA SOLIDS, INC., N/K/A SYNERGY MEDIA, INC.

                               CSG WIRELESS, INC.

                                       AND

                       COMMUNICATIONS SYSTEMS GROUP, INC.

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                                TABLE OF CONTENTS

ARTICLE 1 DESCRIPTION OF PLAN OF REORGANIZATION  . . . . . . . . . . . . . . . 1
     1.1  THE PLAN OF REORGANIZATION . . . . . . . . . . . . . . . . . . . . . 1
     1.2  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.3  EFFECTIVE TIME . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.4  ARTICLES AND BYLAWS. . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.5  MERGER CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.6  CONVERSION OF GROUP COMMON STOCK . . . . . . . . . . . . . . . . . . 2
     1.7  CAPITAL STOCK OF SIERRA. . . . . . . . . . . . . . . . . . . . . . . 2
     1.8  EXCHANGE OF SHARE CERTIFICATES . . . . . . . . . . . . . . . . . . . 2
     1.9  ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF GROUP  . . . . . . . . . . . . . . 4
     2.1  CORPORATE ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . 4
     2.2  CAPITAL STOCK OF GROUP . . . . . . . . . . . . . . . . . . . . . . . 4
     2.3  EXECUTION AND DELIVERY OF AGREEMENT. . . . . . . . . . . . . . . . . 4
     2.4  GROUP FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . 5
     2.5  PENDING LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . 5
     2.6  GOOD TITLE TO PROPERTIES . . . . . . . . . . . . . . . . . . . . . . 5
     2.7  NO EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . . . 6
     2.8  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.9  NO ENVIRONMENTAL CONTAMINATION . . . . . . . . . . . . . . . . . . . 6
     2.10 MATERIAL CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.11 TAX RETURNS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.12 GOVERNMENTAL APPROVALS . . . . . . . . . . . . . . . . . . . . . . . 7
     2.13 SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     2.14 CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . 7
     2.15 BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . . 7
     2.16 LABOR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     2.17 ACCESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SIERRA . . . . . . . . . . . . . . 8
     3.1  CORPORATE ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . 8
     3.2  ACCESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     3.3  AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     3.4  CAPITAL STOCK OF SIERRA AND CSG. . . . . . . . . . . . . . . . . . . 9
     3.5  NO VIOLATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     3.6  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . .10
     3.7  COMPLIANCE WITH LAWS AND AGREEMENTS. . . . . . . . . . . . . . . . .10
     3.8  NO LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     3.9  GOOD TITLE TO PROPERTIES . . . . . . . . . . . . . . . . . . . . . .11
     3.10 FILING OF REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . .11
     3.11 TAX RETURNS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     3.12 GOVERNMENTAL APPROVALS . . . . . . . . . . . . . . . . . . . . . . .11
     3.13 DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     3.14 SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     3.15 REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . .12
     3.16 CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . .12
     3.17 BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . .12
     3.18 SIERRA INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .13
     3.19 NO EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . . .13
     3.20 INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     3.21 NO ENVIRONMENTAL CONTAMINATION . . . . . . . . . . . . . . . . . . .13
     3.22 MATERIAL CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . .13
     3.23 LABOR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE 4 COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     4.1  COVENANTS OF GROUP . . . . . . . . . . . . . . . . . . . . . . . . .14
     4.2  COVENANTS OF SIERRA AND CSG. . . . . . . . . . . . . . . . . . . . .15
     4.3  INVESTMENT REPRESENTATION AGREEMENTS.. . . . . . . . . . . . . . . .16
     4.4  DELIVERY OF SHAREHOLDER LIST . . . . . . . . . . . . . . . . . . . .16

ARTICLE 5 CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     5.1  CONDITIONS TO THE OBLIGATIONS OF ALL THE PARTIES . . . . . . . . . .16
     5.2  CONDITIONS TO THE OBLIGATIONS OF SIERRA. . . . . . . . . . . . . . .17
     5.3  CONDITIONS TO THE OBLIGATIONS OF GROUP . . . . . . . . . . . . . . .18

ARTICLE 6 TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . 19
     6.1  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     6.2  EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . . . .19
     6.3  AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     6.4  WAIVER; EXTENSION. . . . . . . . . . . . . . . . . . . . . . . . . .19

ARTICLE 7 POST-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . .20

ARTICLE 8 REGISTRATION RIGHTS  8.1  REGISTRATION PROCEDURES  . . . . . . . . .23

ARTICLE 9 GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . .23
     9.1  SHAREHOLDERS' REPRESENTATIVES. . . . . . . . . . . . . . . . . . . .23
     9.2  SURVIVAL.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     9.3  BROKERS AND FEES . . . . . . . . . . . . . . . . . . . . . . . . . .23
     9.4  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     9.5  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .24
     9.6  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     9.7  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     9.8  BINDING AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . .25
     9.9  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     9.10  ADDITIONAL AGREEMENTS; REASONABLE EFFORTS . . . . . . . . . . . . .25

     AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of
April 25, 1996, between SIERRA SOLIDS, INC. N/K/A SYNERGY MEDIA, INC., a Nevada corporation ("Sierra"); CSG WIRELESS, INC., an Arizona corporation ("CSG"); and COMMUNICATIONS SYSTEMS GROUP, INC., an Arizona corporation ("Group").

     WHEREAS, the boards of directors of the respective corporations deem it desirable and in the best interests of their respective corporations and shareholders that Group merge with and into Sierra (the "Merger") upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, such merger shall be accomplished through CSG, a wholly owned subsidiary of Sierra; and

     WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, undertakings and agreements set forth below, the parties agree as follows:

                                    ARTICLE 1
                      DESCRIPTION OF PLAN OF REORGANIZATION

     1.1 THE PLAN OF REORGANIZATION. Subject to the terms and conditions of this Agreement, at a date and time at which the Merger becomes effective as provided in Section 1.3 hereof (the "Effective Time"), Group shall be merged with and into CSG in accordance with Section 10-076 of the Arizona Business Corporation Act (the "ABCA") with CSG being the surviving corporation, and the separate existence of Group shall cease. CSG shall possess all the rights, privileges, immunities and franchises of Group pursuant to Section 10-076 of the ABCA and shall by operation of law be responsible and liable for all the liabilities and obligations of Group pursuant to Section 10-076 of the ABCA.

     1.2 CLOSING. Unless this Agreement shall have been terminated and the Merger shall have been abandoned, the closing of the transactions contemplated herein (the "Closing") will take place at 10:00 a.m. at the offices of Sierra Solids, Inc. 260 Regency Parkway, Suite 220, Omaha, Nebraska on April 25, 1996 (the "Closing Date"), unless another place and/or time is agreed upon in writing by the parties.

     1.3 EFFECTIVE TIME. The Merger shall become effective when properly executed Articles of Merger (together with any other documents required by law to effectuate the Merger) shall be filed and recorded by Group and CSG in the office of the Secretary of State of Arizona, which filings and recordings shall be made as soon as possible after the Closing of the transactions contemplated in this Agreement. The day on which such filings are made and accepted is referred to herein as the "Effective Date of the Merger." The term "Effective Time" shall mean 11:59 p.m., Omaha, Nebraska, time on the Effective Date of the Merger.



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     1.4  ARTICLES AND BYLAWS.  The Articles of Incorporation and the Bylaws of
CSG in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of CSG after the Effective Time until thereafter amended in accordance with applicable law.

     1.5  MERGER CONSIDERATION.   The aggregate consideration issuable in the
Merger (the "Merger Consideration") shall be:

      (a) 700,000 shares of common stock of Sierra, par value $.001 per share (the "Sierra Common Stock") payable at Closing. Sierra shall instruct its transfer agent to deliver the Sierra Common Stock to the Group shareholders in the amounts and to the addresses set forth in Schedule 2.2; and

     (b) $204,000 in cash payable: (i) $100,000 payable at closing and (ii) $104,000 payable on October 25, 1996 , which is six (6) months after the Closing Date. Such monies to be payable in the amounts and to the Group Shareholders set forth in Schedule 2.2. Sierra shall execute a promissory note (the "Note") to the benefit of the Group Shareholders evidencing the deferred payment provided for in subsection b(ii) herein in substantially similar form as shown in Exhibit 1.5. The Note shall be secured by a security interest in all of the assets of CSG and CSG shall execute to the benefit of the Group Shareholders a standard UCC financing statement and security agreement to filed with the appropriate authorities.

     1.6  CONVERSION OF GROUP COMMON STOCK.

     (a) As of the Effective Time, by virtue of the Merger without any action on the part of the holders thereof, each share of common stock, par value $0.01 per share, of Group (the "Group Common Stock") that is held by a Group Shareholder and issued and outstanding immediately prior to the Effective Time shall thereupon and without any further action be converted into 350 shares of fully paid and nonassessable shares of Sierra Common Stock.

     (b) The holders of certificates representing shares of Group Common Stock (the "Group Shareholders") shall cease to have any rights as shareholders of Group, and their sole right shall be the right to receive the number of whole shares of Sierra Common Stock into which their shares of Group Common Stock shall have been converted in the Merger as provided in subsection 1.6(a).

     1.7 CAPITAL STOCK OF SIERRA. Each share of Sierra Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall continue at and after the Effective Time without change therein by reason of the Merger as a share of Sierra Common Stock. Options outstanding immediately prior to the Effective Time to purchase shares of Sierra Common Stock shall continue at and after the Effective Time without any change therein by reason of the Merger and relate to the same number of shares of Sierra Common Stock immediately after the Effective Time as they related to Sierra Common Stock immediately prior to the Effective Time.

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

     1.8  EXCHANGE OF SHARE CERTIFICATES.

     (a) As soon as practicable after the Effective Time, Sierra shall deliver to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Group Common Stock (the "Certificates"), against delivery of such Certificates duly executed for transfer in form satisfactory to Sierra, certificates representing that number of whole shares of Sierra Common Stock into which the shares of Group Common Stock theretofore represented by the Certificates so surrendered shall have been converted pursuant to the provisions of this Article 1. The Certificates so surrendered shall forthwith be canceled. Prior to the Effective Time, holders of Group Common Stock shall have no rights as shareholders of Sierra Common Stock, including, without limitation, voting and dividend rights. The certificates of Sierra Common Stock delivered hereunder will be in substantially similar form as the certificate attached hereto as Exhibit 1.8.

     (b) No dividends or other distributions with respect to the Sierra Common Stock issuable to former holders of Group Common Stock pursuant to the Merger and payable to the holders thereof after the Effective Time shall be paid to any such holder unless and until such holder shall have surrendered such holder's Certificates and received in exchange therefor certificates representing shares of Sierra Common Stock. Subject to the effect, if any, of applicable escheat laws, after the surrender and exchange of the Certificates, the holder of certificates for shares of Sierra Common Stock into which the shares of Group Common Stock shall have been converted shall be entitled to receive any dividends or other distributions, without any interest thereon, which theretofore became payable by Sierra based on a record date after the Effective Time with respect to the shares of Group Common Stock represented by the Certificate.

     (c) In the case of any lost, stolen or destroyed Certificate, Sierra will issue any new certificates representing shares of Sierra Common Stock provided
(i) Sierra receives evidence of ownership of Group Common Stock for which the Certificates have been lost, stolen or destroyed, and (ii) Sierra has no actual notice that the shares represented by such lost, stolen or destroyed Certificates have been acquired by a bona fide purchaser.

     (d) If any certificate representing shares of Sierra Common Stock or a check for the cash due a holder of Group Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificates so surrendered shall be properly endorsed and that the signatures thereon properly guaranteed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to Sierra any transfer or other taxes required by reason of the issuance of a certificate representing shares of Sierra Common Stock in any name other than that of the registered holder of the Certificate surrendered, or any amounts otherwise required to be paid, or shall establish to the satisfaction of Sierra that such tax has been paid or is not payable.

     (e) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of Sierra of the shares Group Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Sierra for registration of transfer, they shall be canceled and exchanged for certificates representing shares of Sierra Common Stock and cash as provided in this
Article 1.

     1.9 ADJUSTMENTS. If, between the date of this Agreement and the Effective Time, the outstanding shares of Sierra Common Stock shall have been changed to a different number of shares by reason of any reclassification, recapitalization, split up, combination or readjustment, or a stock dividend thereon shall have been declared with a record date within such period, the number of shares of Sierra Common Stock and the amount of cash for fractional shares to be issued and delivered in the Merger in exchange for each outstanding share of Group Common Stock as provided in this Agreement shall be appropriately and proportionately adjusted so that the number of such shares of Sierra Common Stock into which a share of Group Common Stock shall be converted will equal the number of shares of Sierra Common Stock which holders of shares of Group Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination or readjustment or stock dividend had the record date therefor been immediately following the Effective Time of the Merger.

                                    ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF GROUP

     As an inducement to Sierra to enter into this Agreement and the Merger, Group makes the following representations and warranties to Sierra which shall be true and accurate as of the Closing Date and the Effective Time and which representations and warranties shall be deemed material and to have been relied upon by Sierra, notwithstanding any investigation by or on behalf of Sierra.

     2.1 CORPORATE ORGANIZATION. Group is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to own, operate and lease its respective properties and to carry on its business as it is now being conducted.

     2.2 CAPITAL STOCK OF GROUP. The authorized capital stock of Group consists of 10,000 shares of Group Common Stock. As of the date of this Agreement, 2,000 shares of Group Common Stock are issued and outstanding and no shares of Group Common Stock are held in the treasury of Group. All such outstanding shares of Group Common Stock are duly authorized, validly issued, fully paid and nonassessable and none are issued in violation of the preemptive rights of any shareholder. There are no outstanding subscriptions, options, calls, conversion rights, warrants or other agreements or commitments of any nature whatsoever, either firm or conditional, obligating Group to issue, deliver, sell or otherwise encumber, or cause to be issued, delivered, sold or otherwise encumbered, any additional shares of Group Common Stock or any securities convertible into or exchangeable for shares of Group Common Stock or obligating Group to grant, extend or enter into any such agreement or commitment. Attached hereto as Schedule 2.2 is a true and correct list of the names and stock holdings of all Group shareholders as of Closing

     2.3  EXECUTION AND DELIVERY OF AGREEMENT.

     (a) Group has all requisite corporate power to enter into this Agreement and, subject to requisite shareholder approval, to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the board of directors of Group and all other necessary corporate action on the part of Group, subject only to the approval of the Merger by the shareholders of Group. This Agreement has been duly executed and delivered by Group and, when duly approved by the affirmative vote of the holders of at least two-thirds of the outstanding Group Common Stock, shall constitute the valid, binding and enforceable obligation of Group.

     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under or the creation of a lien, pledge, security interest or other encumbrance or assets pursuant to, any provision of the Articles of Incorporation, or Bylaws of Group, or any loan or credit agreement, note, mortgage, indenture, lease, covenant, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Group, or their respective properties. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Group in connection with the execution and delivery of this Agreement by Group or the consummation by Group of the transactions contemplated hereby, except for the filing of appropriate Articles of Merger with respect to the Merger with the Secretary of State of Arizona.

     2.4  GROUP FINANCIAL STATEMENTS.

     (a) (i) The unaudited consolidated balance sheet, statements of income, cash flows and stockholder's equity as of December 31, 1995, and its unaudited consolidated balance sheet, statements of income, cash flows and stockholder's equity as of March 31, 1996 (the "Group Financial Statements"), copies of which have been furnished by Group to Sierra; have been prepared in accordance with generally accepted accounting principles and practices as utilized in the Group Financial Statements applied on a consistent basis and present fairly the consolidated financial position of Group at the dates, and the consolidated results of operations, changes in stockholders' equity and cash flows of Group as of the dates and the for the periods indicated.

     (b) Since December 31, 1995, Group has conducted its respective businesses only in the ordinary and usual course, and Group has not undergone or suffered any change in its condition (financial or otherwise), properties, assets, liabilities, business operations or prospects which has been, in any case or in the aggregate, materially adverse to Group. At the time of Closing, the total existing incurred debt liability of Group shall not exceed $110,000.

     2.5 PENDING LITIGATION. There is no litigation, action, suit, investigation or proceeding pending or, to the best of the knowledge after due inquiry of Group and its executive officers threatened, against or affecting Group or involving any of its respective properties or assets, at law or in equity, before any federal, state, municipal, local or other governmental authority, which is reasonably likely to be resolved adversely to the interest of Group and, if so resolved, would have a material adverse effect on the financial condition or results of operations of Group, or materially impair the ability of Group to perform under this Agreement.

     2.6 GOOD TITLE TO PROPERTIES. Group has good and marketable title to all of its respective properties and assets which are on their respective books as assets, real and personal, subject to no special assessment, mortgage, pledge, lien, security interest, conditional sale agreement, contract, encumbrance, or charge, except as reflected as liabilities on the Group Financial Statements. Group does not have any license or lease on premises or equipment with an aggregate annual cost of more than $25,000.

     2.7 NO EMPLOYEE BENEFIT PLANS. Group has not established any pension plan or profit sharing plan or stock option plan or any bonus or extra compensation plan for directors, officers, employees or retired employees. Group does not have any employment contract or other written contract with any present or former officer, director, employee, customer or supplier of goods or services, or any oral contract with any present or former officer, director, employee, customer or supplier of goods or services, for employment, for retirement benefits or for any other matter, except for service contracts entered into in the normal and customary course of business, which are reasonable in amount.

     2.8 INSURANCE. Group is insured and since incorporation has been insured for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or business of Group provide adequate coverage against loss.

     2.9 NO ENVIRONMENTAL CONTAMINATION. There is no environmental contamination of any kind, nor has any third party made any allegation with respect to the existence of any environmental contamination or related matter, at or about any of the properties owned or leased by Group, including other real estate owned. Without limiting the generality of the foregoing, Group has not received any notice from any federal, state or local agency of any violation of any statute, rule or regulation dealing with noxious, toxic or otherwise objectionable substances or the disposal of same or the contamination of such properties by same, or otherwise dealing with the protection of the environment.

     2.10 MATERIAL CONTRACTS. Group does not have any material contracts or commitments outstanding not shown on Group Financial Statements which would have a material adverse effect upon the future earnings or equity capital of Group. CSG may assume, as Group's successor in interest in all material contracts between Group and any third party, copies of which have been delivered to CSG, and such contracts shall be a valid, legally enforceable and binding obligations of CSG.

     2.11 TAX RETURNS. Group has filed all federal and state income tax returns and all other returns with respect to taxes, either federal or state, which are required to be filed, and has paid all taxes shown as due on such returns. Reserves for current and deferred income taxes as reflected on the Group Financial Statements or to be recorded prior to the Closing Date has been and will be, as the case may be, adequate to provide for all income tax liabilities (including any additional liabilities that may be collectible by federal or state authorities upon examination of any tax returns) and have been and will be recorded in accordance with generally accepted accounting principles as historically applied by Group. Taxes to be recorded as of the Closing Date shall be determined by taking into account the net income or loss of Group through the close of business on the Closing Date. There are no other taxes of any kind or character which are past due or delinquent.

     2.12 GOVERNMENTAL APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Group in connection with the execution and delivery of this Agreement or the consummation by Group of the transactions contemplated hereby. Any authorization, consent or approval of, or registration or filing with, any governmental authority that is required to be obtained or made by Group on or before the Closing Date in connection with the execution, delivery or performance of this Agreement will be obtained or made.

     2.13 SUBSIDIARIES. Group does not control, directly or indirectly, any other corporation, association, limited liability company, partnership or other business entity or own any shares of capital stock or other securities of any other entity or any interest in a general or limited partnership, limited liability company or other business entity; nor has Group entered into any contract, agreement, commitment or arrangement to acquire any such securities or interests.

     2.14 CERTAIN TRANSACTIONS. Group is not indebted, either directly or indirectly, to any of the officers, directors or shareholders of Group, or to any member of their respective immediate families, in any amount whatsoever, other than for payments of salary for services rendered and for reimbursement of reasonable expenses, which expenses do not exceed $5,000 in the aggregate. None of said officers, directors or shareholders, or any member of their immediate families, are indebted to Group or have any direct or indirect ownership interest in (other than ownership of less than five percent (5%) of the outstanding voting securities of a company whose securities are publicly traded), or any contractual relationship with, any firm, corporation or other person or entity with which Group is affiliated or with which Group has a business relationship, or any firm, corporation or other person or entity which competes with Group. No such officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, a party to or otherwise an interested party with respect to any contract with Group.

     2.15 BOOKS AND RECORDS. The respective minute book, stock record book, books, records and accounts of each of Group are complete and correct, and Group has recorded all material transactions required to be recorded under any federal, state or governmental agency law or regulation.

     2.16 LABOR. No work stoppage involving Group is pending or threatened. Group is not involved in, threatened with or affected by any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets or prospects of Group. Employees of Group are not represented by any labor union, and no labor union is attempting to organize such employees.

     2.17 ACCESS. Group and its agents have been given access to and the right to review and inspect all of the assets, books, records and contracts of Sierra and CSG without limitation (subject to any confidentiality obligations referenced herein) as requested by Group, have been given the opportunity to meet with all officers, directors and other representatives of Sierra and CSG for the purpose of investigating, obtaining information, making inquiries and asking questions regarding Sierra's and CSG's business, and all such inquiries and questions have been addressed and satisfied.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SIERRA

     As an inducement to Group to enter into this Agreement, Sierra and CSG make the following representations and warranties to Group which are true and accurate as of the Closing Date and the Effective Time and which representations and warranties shall be deemed material and to have been relied upon by Group, notwithstanding any investigation by or on behalf of Group:

     3.1 CORPORATE ORGANIZATION. Sierra is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all necessary corporate power to perform its obligations under this Agreement. Sierra is qualified to do business and is in good standing in each state or other jurisdiction in which its business operations required it to be so qualified. CSG is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has all necessary corporate power to perform its obligations under this Agreement. CSG is qualified to do business and is in good standing in each state or other jurisdiction in which its business operations required it to be so qualified.

     3.2 ACCESS. Sierra, CSG and their agents have been given access to and the right to review and inspect all of the assets, books, records and contracts of Group without limitation (subject to any confidentiality obligations referenced herein) as requested by Sierra and/or CSG, have been given the opportunity to meet with all officers, directors and other representatives of Group for the purpose of investigating, obtaining information, making inquiries and asking questions regarding Group's business, and all such inquiries and questions have been addressed and satisfied.

     3.3  AUTHORITY.

     (a) Sierra and CSG have the corporate power and authority to enter into this Agreement and to carry out the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action required on the part of Sierra and CSG. The Agreement constitutes the valid and legally binding obligation of Sierra and CSG and is enforceable against Sierra and CSG in accordance with its terms.

     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under or the creation of a lien, pledge, security interest or other encumbrance or assets pursuant to, any provision of the Articles of Incorporation, or Bylaws of Sierra or CSG, or any loan or credit agreement, note, mortgage, indenture, lease, covenant, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sierra or CSG, or their respective properties. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Sierra or CSG in connection with the execution and delivery of this Agreement by Sierra or CSG or the consummation by Sierra or CSG of the transactions contemplated hereby, except for the filing of appropriate Articles of Merger with respect to the Merger with the Secretary of State of Arizona.

     3.4  CAPITAL STOCK OF SIERRA AND CSG.

     (a) The authorized capital stock of Sierra consists of 50,000,000 shares of Sierra Common Stock. As of the date of this Agreement, 5,222,975 shares of Sierra Common Stock are issued and outstanding, and no shares of Sierra Common Stock are held in the treasury of Sierra. All outstanding shares of Sierra Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.4 attached hereto, there are no outstanding subscriptions, options, calls, conversion rights, warrants or other agreements or commitments of any nature whatsoever, either firm or conditional, obligating Sierra to issue, deliver, sell or otherwise encumber, or cause to be issued, delivered, sold or otherwise encumbered, any additional shares of Sierra Common Stock or any securities convertible into or exchangeable for shares of Sierra Common Stock or obligating Sierra to grant, extend or enter into any such agreement or commitment. Sierra represents and warrants that upon each issuance of Sierra Common Stock hereunder, the shares of Sierra Common Stock issued shall be free and clear of all liens, security interests and encumbrances of any kind whatsoever and shall be duly authorized and validly issued, fully paid and nonassessable. Notwithstanding the foregoing, Sierra has full right and authority and this Agreement does not limit such right and authority for Sierra to issue additional Sierra Common Stock or other securities after the Effective Date.

     (b) The authorized capital stock of CSG consists of 1,000 shares of common stock, $1.00 par value ("CSG Common Stock"). As of the date of this Agreement, 100 shares of CSG Common Stock are issued and outstanding, and no shares of CSG Common Stock are held in the treasury of CSG. All of the issued and outstanding CSG Common Stock is held and owned solely by Sierra. All outstanding shares of CSG Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, calls, conversion rights, warrants or other agreements or commitments of any nature whatsoever, either firm or conditional, obligating

CSG to issue, deliver, sell or otherwise encumber, or cause to be issued, delivered, sold or otherwise encumbered, any additional shares of CSG Common Stock or any securities convertible into or exchangeable for shares of CSG Common Stock or obligating CSG or Sierra to grant, extend or enter into any such agreement or commitment. CSG represents and warrants that upon each issuance of Sierra Common Stock hereunder, the shares of Sierra Common Stock issued shall be free and clear of all liens, security interests and encumbrances of any kind whatsoever and shall be duly authorized and validly issued, fully paid and nonassessable.

     3.5 NO VIOLATIONS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default or loss of a benefit under, or permit the acceleration of any obligation under, any provision of the Articles of Incorporation or Bylaws of Sierra or CSG, or any mortgage, indenture, lease, covenant, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sierra or CSG or their respective properties.

     3.6  FINANCIAL STATEMENTS.

     (a) Prior to the execution of this Agreement, Sierra has delivered to Group true and correct copies of audited consolidated financial statements of Sierra as of and for the fiscal years ended December 31, 1994, and unaudited consolidated financial statements for the periods ending March 31, 1995, June 30, 1995 and September 30, 1995, and an unaudited balance sheet dated April 3, 1996 and unaudited statements of income dated from October 1, 1995 through December 31, 1995 and January 1, 1996 through April 3, 1996 and an unaudited statement of cash flows from January 1, 1996 through April 3, 1996 (collectively, "Financial Statements"). As of their respective date, such Financial Statements present fairly the financial position of Sierra as of the dates thereof and the results of its operations for the periods then ended and include such disclosures as are necessary to make such Financial Statements not misleading.

     (b) Sierra has no liabilities of any nature, whether accrued, absolute, contingent or otherwise and whether due or to become due, that were not specifically disclosed or provided for in the Financial Statements, except for unpaid bills of expense for the current month incurred in the ordinary course of business and except for expenses relating to this Agreement and to the transactions contemplated herein. CSG has no liabilities of any nature, whether accrued, absolute, contingent or otherwise and whether due or to become due.

     (c) Except as set forth on Schedule 5.3(e) attached hereto, Sierra has conducted its business since April 3, 1996, only in the ordinary and usual course, and Sierra has not undergone or suffered any change in its condition (financial or otherwise), properties, assets, liabilities, business operations or prospects which have been, in any case or in the aggregate, materially adverse to Sierra.

     3.7  COMPLIANCE WITH LAWS AND AGREEMENTS.

     (a) There is no default, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default, by Sierra or CSG under any material charter, license, contract or franchise, the effect of which would materially and adversely affects its right to conduct its business as it is presently being conducted.

     (b) Sierra and CSG are in material compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to its employees conducting its business and with its internal policies and procedures.

     (c) Sierra and CSG have not received any notice or communication from any agency or department of any federal, state or local government (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances of such agency or department, or (ii) threatening to revoke any license, franchise, permit or governmental authorization of Sierra or CSG.

     3.8 NO LITIGATION. There is not pending or, to the knowledge of Sierra and CSG, threatened or existing, any claim, unsatisfied judgment, litigation, governmental investigation or proceeding before any court, arbitrator or federal or state or other governmental commission, board or other agency, by or against or adversely affecting the operations or financial condition of Sierra or CSG or their business, property or assets or any business, property or assets with respect to which Sierra or CSG has an agreement, understanding or arrangement to acquire.

     3.9 GOOD TITLE TO PROPERTIES. Sierra and CSG have good and marketable title to all of their properties and assets which are on their books as assets, real and personal, subject to no special assessment, mortgage, pledge, lien, security interest, conditional sale agreement, contract, encumbrance or charge, except as reflected as liabilities on the Financial Statements.

     3.10 FILING OF REPORTS.  Sierra's Common Stock is registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Sierra has been subject to the reporting requirements of Section 13 of the Exchange Act for a period of at least 90 days immediately preceding the date hereof. Since its formation, Group acknowledges Sierra has failed to timely file all reports required to be filed under the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws and regulations (the "Reports"). However, Sierra represents and warrants the Reports which have been filed with the SEC do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.11 TAX RETURNS. Sierra and CSG have filed all federal and state income tax returns and all other returns with respect to taxes, either federal or state, which are required to be filed, and has paid all taxes shown as due on such returns; except Sierra may be delinquent on its 1995 federal and state income tax returns. Reserves for current and deferred income taxes as reflected on the Financial Statements or to be recorded prior to the Closing Date has been and will be, as the case may be, adequate to provide for all income tax liabilities (including any additional liabilities that may be collectible by federal or state authorities upon examination of any tax returns) and have been and will be recorded in accordance with generally accepted accounting principles as historically applied by Sierra. Taxes to be recorded as of the Closing Date shall be determined by taking into account the net income or loss of Sierra through the close of business on the Closing Date. There are no other taxes of any kind or character which are past due or delinquent.

     3.12 GOVERNMENTAL APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Sierra or CSG in connection with the execution and delivery of this Agreement or the consummation by Sierra and CSG of the transactions contemplated hereby. Any authorization, consent or approval of, or registration or filing with, any governmental authority that is required to be obtained or made by Sierra or CSG on or before the Closing Date in connection with the execution, delivery or performance of this Agreement will be obtained or made.

     3.13 DISCLOSURE. Neither this Agreement nor any of the schedules or exhibits attached hereto or referred to herein or disclosure statements or documents delivered pursuant hereto or filed with the Securities and Exchange Commission pursuant to the Exchange Act, the Securities Act or with state securities regulators or other federal or state regulatory agencies contains any untrue statement of any material fact or omits to state any material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not misleading.

     3.14 SUBSIDIARIES. Other than CSG and Synergy Communications, Inc., f/k/a Safe Pay Acquisition Corporation, a Nebraska corporation, Sierra does not control, directly or indirectly, any other corporation, association, limited liability company, partnership or other business entity or own any shares of capital stock or other securities of any other entity or any interest in a general or limited partnership, limited liability company or other business entity; nor has Sierra or CSG entered into any contract, agreement, commitment or arrangement to acquire any such securities or interests. CSG has no operating history and owns no assets and has no liabilities. CSG is 100% owned by Sierra. CSG has no employees.

     3.15 REGISTRATION RIGHTS. Except as provided in this Agreement and as set forth on Schedule 3.15, Sierra is not a party to, or otherwise bound by, any agreement or commitment which obligates Sierra to register under federal securities laws any of Sierra's presently outstanding securities or any of Sierra's securities which may hereafter be issued.

     3.16 CERTAIN TRANSACTIONS. Sierra or CSG is not indebted, either directly or indirectly, to any of the officers, directors or shareholders of Sierra or CSG, or to any member of their respective immediate families, in any amount whatsoever, other than for payments of salary for services rendered and for reimbursement of reasonable expenses, which expenses do not exceed $5,000 in the aggregate. None of said officers, directors or shareholders, or any member of their immediate families, are indebted to Sierra or CSG or have any direct or indirect ownership interest in (other than ownership of less than five percent (5%) of the outstanding voting securities of a company whose securities are publicly traded), or any contractual relationship with, any firm, corporation or other person or entity with which Sierra or CSG is affiliated or with which Sierra or CSG has a business relationship, or any firm, corporation or other person or entity which competes with Sierra or CSG. No such officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, a party to or otherwise an interested party with respect to any contract with Sierra or CSG. Provided, however, that Sierra and CSG and any related parties or entities described herein in this Section 3.16 may be indebted to each other or have contractual or business relationships between them which do not to exceed $100,000 on an individual person, entity or transactional basis.

     3.17 BOOKS AND RECORDS. The respective minute book, stock record book, books, records and accounts of each of Sierra and CSG are complete and correct, and Sierra and CSG have recorded all material transactions required to be recorded under any federal, state or governmental agency law or regulation.

     3.18 SIERRA INFORMATION. Except as otherwise set forth herein and any schedule attached hereto, Sierra has not experienced and is not aware of any material changes in its operations, business or affairs since the filing of Sierra's Annual Report to Shareholders for fiscal year 1994, including Sierra's Form 10-K filed with the Securities and Exchange Commission ("SEC") for the fiscal year ended December 31, 1994.

     3.19 NO EMPLOYEE BENEFIT PLANS. Except as provided for in Schedule 3.19 attached hereto, in the Sierra Financial Statements or in the Sierra 1995 Option Plan for Sierra employees and directors, Sierra does not have any pension plan or profit sharing plan or stock option plan or any bonus or extra compensation plan for directors, officers, employees or retired employees or has any written employment contract or other contract with any present or former officer, director, employee, customer or supplier of goods or services, or any oral contract with any present or former officer, director, employee, customer or supplier of goods or services, for employment, for retirement benefits or for any other matter, except for service contracts entered into in the normal and customary course of business, which are reasonable in amount.

     3.20 INSURANCE. Sierra and CSG have not been insured since incorporation. Since incorporation, Sierra and CSG have not maintained any director and officer liability insurance.

     3.21 NO ENVIRONMENTAL CONTAMINATION. There is no environmental contamination of any kind, nor has any third party made any allegation with respect to the existence of any environmental contamination or related matter, at or about any of the properties owned or leased by Sierra or CSG. Without limiting the generality of the foregoing, Sierra and CSG have not received any notice from any federal, state or local agency of any violation of any statute, rule or regulation dealing with noxious, toxic or otherwise objectionable substances or the disposal of same or the contamination of such properties by same, or otherwise dealing with the protection of the environment; and there is no condition at or about such properties which would constitute a violation of any such statute, rule or regulation by the owner of such properties or constitute a basis for the issuance of such notice of violation against the owner of such properties.

     3.22 MATERIAL CONTRACTS. Sierra does not have any material contracts or commitments outstanding not shown on the Sierra Financial Statements which would have a material adverse effect upon the future earnings or equity capital of Sierra.

     3.23 LABOR. No work stoppage involving Sierra or CSG is pending or threatened. Neither Sierra nor CSG is involved in, threatened with or affected by any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets or prospects of Sierra or CSG. No employees of Sierra or CSG are represented by any labor union, and no labor union is attempting to organize such employees.

     3.24 INDEMNIFICATION. Since its incorporation, Sierra and/or CSG have not advanced expenses to or indemnified any of its present or former officers or directors in connection with any actual or threatened claim, investigation, suit or demand against such persons.

     3.25 INVESTMENT PORTFOLIO. Sierra and CSG do not directly or indirectly or beneficially own or control the securities or equity interest of any other corporation, partnership or company, is not a party to any joint venture and is not negotiating, investigating or evaluating the potential acquisition of or investment in any other corporation, partnership company or business.

                                    ARTICLE 4
                                    COVENANTS

     4.1 COVENANTS OF GROUP. During the period from the date hereof to the Effective Time (or to the date of termination of this Agreement), except as otherwise consented to in writing by Sierra, Group will:

     (a) Carry on its business in, and only in, the ordinary course in substantially the same manner as conducted prior to the date hereof and use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers and others having business dealings with it.

     (b) Promptly advise Sierra in writing of any change in its condition (financial or otherwise), properties, assets, liabilities, business operations or prospects, which is or may reasonably be expected to be materially adverse to Group.

     (c) Make available to Sierra and its representatives access to all books and records of Group and, except as may be prohibited by applicable law, give to Sierra and its representatives full access, during reasonable business hours subject to reasonable notice, to all of their respective properties, books, contracts, accounts, commitments, notes, records and files, and shall furnish to Sierra and any of its representatives all such information concerning their respective affairs as Sierra or its representatives may reasonably request. All information furnished by Group to Sierra or its representatives in connection with this Agreement and the transactions contemplated hereby which is regarded by Group as confidential (and is so designated in writing not later than the time of delivery) will be kept confidential by Sierra and its representatives and will be used only in connection with this Agreement and the transactions contemplated herein, except to the extent that such information (i) is already known to Sierra when received, (ii) thereafter becomes lawfully obtainable from other sources, otherwise than in violation of this subsection or similar duties or provisions regarding confidentiality, (iii) must be disclosed pursuant to court order, or (iv) is, in the reasonable opinion of legal counsel for Sierra, required to be disclosed in any document filed with the Securities and Exchange Commission, or any other governmental agency or authority. All such designated confidential information which is in documentary form relating to Group will be promptly returned to Group upon request if the transactions contemplated by this Agreement are not consummated.

     (d) Not solicit, initiate or encourage inquiries or proposals or participate in any negotiations leading to any proposal, either directly or through any representatives or Group shareholders, concerning any acquisition or purchase of all or any substantial portion of the assets or capital stock of Group or any merger with a party other than Sierra.

     (e) Not (i) make any change in its authorized capital stock; (ii) pay any stock dividend or make any stock split or reclassification in respect of its outstanding capital stock; (iii) issue or sell any shares of its capital stock or securities convertible into or exchangeable for its capital stock or options or warrants to acquire such capital stock; (iv) enter into any transaction not in the usual and ordinary course of business.

     (f) Sell or transfer, mortgage, encumber or otherwise dispose of no material assets except in the usual and ordinary course of their businesses.

     (g) Enter into no new capital commitments and make no capital expenditures in excess of $15,000 in any instance or $75,000 in the aggregate.

     (h) Other than in the ordinary course of business consistent with past practices, not (i) incur any indebtedness for borrowed money, or (ii) assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, corporation or other entity.

     (i) Not cancel, release or assign any indebtedness owed to them except in the ordinary course of business consistent with past practice.

     4.2 COVENANTS OF SIERRA AND CSG. During the period from the date hereof to the Effective Time (or to the date of termination of this Agreement), except as otherwise consented to in writing by Group, Sierra and CSG will each:

     (a) Carry on its business, in, and only in, the ordinary course in substantially the same manner as conducted prior to the date hereof and use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers and others having business dealings with it.

     (b) Promptly advise Group in writing of any change in its condition (financial or otherwise), properties, assets, liabilities, business operations or prospects, which is or may reasonably be expected to be materially adverse to Sierra or CSG.

     (c) Make available to Group and its representatives access to all books and records of Sierra and CSG, and, except as may be prohibited by applicable law, give to Group and its representatives full access, during reasonable business hours subject to reasonable notice, to all of their respective properties, books, contracts, accounts, commitments, notes, records and files, and shall furnish to Group and any of its representatives all such information concerning their respective affairs as Group or its representatives may reasonably request. All information furnished by Sierra or CSG to Group or its representatives in connection with this Agreement and the transactions contemplated hereby which is regarded by Sierra or CSG as confidential (and is so designated not later than the time of delivery) will be kept confidential by Group and its representatives and will be used only in connection with this Agreement and the transactions contemplated herein, except to the extent that such information (i) is already known to Group when received, (ii) thereafter becomes lawfully obtainable from other sources, otherwise than in violation of this subsection or similar duties or provisions regarding confidentiality, (iii) must be disclosed pursuant to court order, or (iv) is, in the reasonable opinion of legal counsel for Group, required to be disclosed in any document filed with any governmental agency or authority. All such information relating to Sierra or CSG will be promptly returned to Sierra upon request if the transaction contemplated by this Agreement is not consummated.

     (d) Promptly deliver to Group copies of each financial statement and each report prepared and submitted by Sierra or CSG to its shareholders or applicable regulatory authorities, to the extent consistent with applicable law. As of their respective dates, none of such financial statements and reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (e) Sell, transfer, mortgage, encumber or otherwise dispose of no material assets except in the usual and ordinary course of their businesses.

     (f) Immediately notify Group's Shareholder Representatives of any regularly or specially held meeting of Sierra's or CSG's shareholders, Boards of Directors or any committees thereof, and allow such Shareholder Representatives to attend such meetings for observation and information purposes, and provide Group with any written notices and minutes relating to such meetings.

     4.3 INVESTMENT REPRESENTATION AGREEMENTS. At or prior to Closing, Group shall use its reasonable efforts to cause each shareholder of Group to deliver to Sierra an Investment Agreement in the form attached hereto as Exhibit 4.3.

     4.4 DELIVERY OF SHAREHOLDER LIST. Group shall deliver to Sierra or its designee, from time to time prior to the Closing Date, a true and complete list setting forth the names and addresses of the Group shareholders, their holdings of stock as of the latest practicable date, and such other shareholder information as Sierra may reasonably request.

                                    ARTICLE 5
                                   CONDITIONS

     5.1 CONDITIONS TO THE OBLIGATIONS OF ALL THE PARTIES. The obligations of the parties to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of the following conditions unless waived in writing by Sierra and Group:

     (a) No order of any court or administrative agency shall be in effect which restrains or prohibits the Merger; and no suit, action, proceeding or investigation by any governmental body or entity shall be pending or, to the best knowledge of Sierra, CSG and Group, threatened against Sierra, CSG or Group, which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby, or to recover any damages or obtain other relief as a result of the Merger.

     5.2 CONDITIONS TO THE OBLIGATIONS OF SIERRA. The obligations of Sierra to effect the Merger shall be subject to the fulfillment, at or prior to Effective Time, of the following conditions unless waived by Sierra in writing:

     (a) The representations and warranties of Group contained in this Agreement shall be in all material respects true and accurate as of the date of this Agreement and, except for changes expressly contemplated by this Agreement, at and as of the Effective Time as though made at and as of the Effective Time.

     (b) Group shall have performed and complied in all material respects with each covenant, agreement and condition required to be performed or complied with by it prior to or at the Effective Time.

     (c) Holders of one hundred percent (100%) of the shares of Group Common Stock shall have approved the Merger and this Agreement.

     (d) Group shall have obtained and delivered to Sierra the written consent or approval of each person whose consent or approval shall be required in order to permit the succession by Sierra pursuant to the Merger to any obligation, right or interest of Group under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except for those for which failure to obtain such consents or approval would not, individually or in the aggregate, have a material adverse effect on Group, whether prior to or following the consummation of the transactions contemplated hereby.

     (e) Certificates representing all outstanding shares of Group Common Stock shall have been delivered to Sierra duly endorsed for transfer.

     (f) All parties to any buy-sell agreement or stock agreement restricting the transfer of shares of stock of Group shall have executed a written waiver of any and all restrictions on transferability of such shares, which waiver shall expressly permit the transactions contemplated by this Agreement.

     (g) Each Shareholder shall have executed and delivered to Sierra an Investment Agreement in the form of Exhibit 4.3.

     (h) Group shall have delivered to Sierra an opinion of counsel for Group substantially in the form attached hereto as Exhibit 5.2(h).

     (i) Group shall have furnished Sierra and CSG with an officers certificate, substantially in the form attached hereto as Exhibit 5.2(i), of its president and secretary to the effect set forth in Section 5.2(a), (b), and (j) of this Agreement, and to such other matters arising after the date hereof as may reasonably be requested by Sierra, and such other documents and further assurances as may reasonably be requested by Sierra.

     (j) There shall have been no material adverse change in the financial condition or results of operations of Group as reflected in the Group Financial Statements of Group as of December 31, 1995.

     (k) Kenneth McLeod and Carol Ann McLeod shall have executed a covenant not to compete in the substantially similar form as Exhibit 5.2(k) attached hereto.

     5.3 CONDITIONS TO THE OBLIGATIONS OF GROUP. The obligations of Group to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of the following conditions, unless waived by Group in writing.

     (a) The representations and warranties of Sierra and CSG contained in this Agreement shall be in all material respects true and accurate as of the date of this Agreement and, except for changes expressly contemplated by this Agreement, at and as of the Effective Time as though made at and as of the Effective Time.

     (b) Sierra and CSG shall have performed and complied in all material respects with each covenant, agreement, and condition required to be performed or complied with by it prior to or at the Effective Time.

     (c) Sierra and CSG shall have delivered to Group an opinion of counsel for Sierra substantially in the form attached hereto as Exhibit 5.3(c).

     (d) Sierra and CSG shall have furnished Group with an officers certificate, substantially in the form attached hereto as Exhibit 5.3(d), of its presidents and secretaries to the effect set forth in Sections 5.3(a), 5.3(b) and 5.3(e) of this Agreement, and to such other matters arising after the date hereof as may reasonably be requested by Group, and such other documents and further assurances as may reasonably be requested by Group.

     (e) Except as set forth on Schedule 5.3(e) attached hereto, there shall have been no material adverse change in the financial condition or results of operations of Sierra as reflected in the Sierra Financial Statements of Sierra as of April 3, 1996.

     (f) Sierra and CSG shall have each obtained any requisite approval of its directors and shareholders necessary to enter into this Agreement and any transactions contemplated herein.

     (g) CSG shall have executed an employment agreement employing Kenneth McLeod for a term not less than three (3) years and such shall be further subject to the terms and conditions which are substantially similar to those set forth in the employment agreement attached hereto as Exhibit 5.3(g), which Sierra shall execute at or prior to the Effective Time.

     (h) Sierra and CSG shall take such necessary action as may be required to lawfully elect or appoint to Sierra's and CSG's Board of Directors Kenneth McLeod, or such other person as may be designated by Kenneth McLeod in his place as a result of the death, incapacity or resignation of Kenneth McLeod. Sierra and CSG each agree such person shall serve as a full voting member on Sierra's and CSG's Board of Directors. Sierra's Board of Directors shall consist of no more than nine (9) directors, and Kenneth McLeod shall serve on the Board until the next annual shareholder meeting, at which time the Sierra Board of Directors agrees to nominate Kenneth McLeod or his representative for a seat on the Board of Directors to be voted on by the Sierra shareholders. Sierra's Board of Directors shall continue to nominate Kenneth McLeod or his representative to a seat on the Board of Directors of Sierra for each of the annual shareholders meetings to be held in the years 1997 and 1998. CSG's Board of Directors shall consist of no more than five (5) directors, and Kenneth McLeod shall serve on the Board until the annual meeting of CSG shareholders, at which time the CSG Board of Directors agrees to nominate Kenneth McLeod or his representative for a seat on the Board of Directors to be voted on by the CSG shareholders. CSG's Board of Directors shall continue to nominate Kenneth McLeod or his representative to a seat on the Board of Directors of CSG for each of the annual
shareholders meetings to be held in the years 1997 and 1998.   Group and Kenneth
McLeod acknowledges the current Sierra Board of Directors has seven (7) members and Sierra has the right and authority to appoint two (2) additional directors to such board at any time.

                                    ARTICLE 6
                        TERMINATION, AMENDMENT AND WAIVER

     6.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval of the Merger by the Group shareholders:

     (a)  By mutual consent of the boards of directors of Sierra and Group.

     (b) By Sierra if any event shall have occurred which renders any of the conditions set forth in Section 5.1 or Section 5.2 of this Agreement incapable of fulfillment (other than by reason of the action or inaction of Sierra) and such condition is not waived by Sierra.

     (c) By Group if any event shall have occurred which renders any of the conditions set forth in Section 5.1 or Section 5.3 incapable of fulfillment (other than by reason of the action or inaction of Group) and such condition is not waived by Group.

     (d) By Sierra if there has been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Group set forth in this Agreement, which breach is not cured after 30 calendar days' written notice thereof is given to Group by Sierra.

     (e) By Group if there has been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Sierra or CSG set forth in this Agreement, which breach is not cured after 30 calendar days' written notice thereof is given to Sierra or CSG by Group.

     (f) By either Sierra or Group if the Closing shall not have occurred by April 26, 1996.

     6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either party as provided in Section 6.1 above, this Agreement shall forthwith become void and there shall be no liability on the part of any party or its officers or directors, except for (i) the confidentiality obligations of the parties pursuant to subsection 4.1(c) and subsection 4.2(c) of this Agreement, which shall survive, and (ii) for liability arising from a willful material breach of this Agreement.

     6.3 AMENDMENT. This Agreement, including any exhibit hereto, may be amended by the parties hereto by action taken by their respective boards of directors, at any time before or after approval of the Merger by the Group shareholders, but after any such approval, no amendment shall be made which changes the consideration to be received in the Merger by the Group shareholders without the further approval of the Group shareholders as required by law, Group and Sierra. This Agreement or any exhibit hereto may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     6.4 WAIVER; EXTENSION. At any time prior to the Effective Time, Sierra or Group may, to the extent legally allowed, (i) extend the time for performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, and
(iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any act prior or subsequent to such occurrence.

                                    ARTICLE 7
                             POST-CLOSING COVENANTS

          As an inducement to Group to enter into this Agreement and the Merger, Sierra and CSG agree that after the execution of this Agreement, Sierra and/or CSG, as the case may be, shall fulfill the obligations set forth below in this
Article 7.  Sierra acknowledges the following covenants set forth in this
Article 7 shall be deemed material and to have been relied upon by Group, notwithstanding any investigation by or on behalf of Group.

     7.1 INDEMNIFICATION. Sierra and CSG shall observe any indemnification provisions now existing in the Articles of Incorporation or Bylaws of Group for the benefit of any individual who served as a director or officer of Group at any time prior to the Effective Time and shall exercise its power to indemnify any such persons pursuant to such provisions. Furthermore, Sierra and CSG shall indemnify each individual who served as a director or officer of Group at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearing, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts in paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including without limitation all court costs, attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by this Agreement or any of the transactions contemplated herein, which were a result of Sierra's or CSG's action(s) or omission(s). Group shall indemnify and hold Sierra and CSG harmless from any damage or loss arising from any undisclosed liability or claim which occurred prior to Closing. Sierra and CSG shall indemnify and hold Group harmless from any damage or loss arising from any undisclosed liability or claim which occurred prior to Closing.

     7.2 CONTINUITY OF BUSINESS ENTERPRISE. Subsequent to the Effective Time, Sierra shall continue the significant historic business line of Group and use Group's historic business assets in Sierra's business, in each case within the meaning of the Treas. Reg. Section 1.368-1(d).

     7.3 FILING OF 8-K. Sierra shall file a report with the Securities and Exchange Commission on Form 8-K as promptly as possible describing the terms of the Merger and shall promptly provide Group with a complete copy of such report and any attachments thereto.

     7.4 EMPLOYMENT AGREEMENTS. CSG shall fulfill and comply with the terms and provisions of an employment agreement substantially similar to the one attached hereto as Exhibit 5.3(g).

     7.5 RIGHT OF FIRST REFUSAL. For a period of three (3) years from the Effective Date of the Merger, Sierra shall grant to Kenneth McLeod and Carol Ann McLeod (the "Holders") a right of first refusal (the "Right") to purchase a pro rata share of newly issued Sierra Common Stock which Sierra may, from time to time, propose to sell and issue, provided, however, such new shares of Sierra Common Stock is intended to be sold for less than $1.00 per share. The pro rata share, for purposes of this Right, is the ratio of the number of shares of Sierra Common Stock acquired by the

Holders pursuant to this Agreement, to the total number of shares of Sierra Common Stock outstanding prior to the issuance of any new shares of Sierra Common Stock, assuming full conversion of shares issued or to be issued pursuant to all outstanding rights, options and warrants to acuire Sierra Common Stock. The Right shall not be applicable to any issuance of Sierra Common Stock pursuant to any option, warrant or other similar right. In the event Sierra shall propose to undertake an issuance of new shares for a price less than $1.00 per share, it shall give written notice to the Holders. The Holders shall have ten (10) days after such notice is mailed, according to Section 9.4, to give written notice to Sierra of its agreement to purchase their pro rata share of Sierra Common Stock under the same terms and conditions as those established by Sierra in its sale of Sierra Common Stock. In the event the Holders elect to purchase their pro rata share of Sierra Common Stock, they shall deliver readily available cash to Sierra within ten (10) days of their written notice electing to purchase the Sierra Common Stock. The Holders' Right may not be assigned or transferred except with prior written approval of Sierra.

                                    ARTICLE 8
                               REGISTRATION RIGHTS

     8.1  COMPANY REGISTRATION.

     Whenever Sierra proposes to register any of the Sierra Common Stock under the Securities Act for a public offering for cash, whether as a primary or secondary offering (or pursuant to registration rights granted to holders of other securities of Sierra), Sierra shall, each such time, give each of the Holders written notice of its intent to do so. Upon the written request of any Holder given within thirty (30) days after receipt of any such notice, Sierra shall use its best efforts to cause to be included in such registration all of the Sierra Common Stock which the Holders requested to be registered; provided
(i) at least ten percent (10%) of the Sierra Common Stock held by such Holder is included in each such Holder's request, (ii) the Holder agrees to sell the Sierra Common Stock in the same manner and on the same terms and conditions as the other Sierra Common Stock which Sierra proposes to register, and (iii) if the registration is to include Sierra Common Stock to be sold for the account of Sierra, the proposed managing underwriter does not advise Sierra that in its opinion the inclusion of the Holder's Sierra Common Stock is likely to affect adversely the success of the offering by Sierra or the price it would receive in which case the rights of the Holder shall be as provided in Section 8.5 hereof.


     8.2  OBLIGATIONS OF THE COMPANY.

     Whenever required under Section 8.1 to use its best efforts to effect the registration of any of the Sierra Common Stock, Sierra shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC a Registration Statement with respect to such Sierra Common Stock and use its best efforts to cause such Registration Statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time ( I.e., a so called "shelf registration"), Sierra shall in no event be obligated to cause any such registration to remain effective for more than one hundred and eighty (180) days.


     (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to permit the disposition of all securities covered by such Registration Statement.

     (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Sierra Common Stock owned by them.

     (d) Notify each Holder of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

     (e) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding ten unless otherwise agreed upon by Sierra) as shall be reasonably appropriate for the distribution of the securities covered by the Registration Statement, provided that Sierra shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything herein to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification therein of the securities be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata, to the extent required by such jurisdiction.

     8.3  FURNISH INFORMATION.

     It shall be a condition precedent to the obligations of Sierra to take any action pursuant to this Article 8 that the Holders shall furnish to Sierra such information regarding them, the Sierra Common Stock held by them, and the intended method of disposition thereof as Sierra shall reasonably request and as shall be required in connection with the action to be taken by Sierra.

     8.4  EXPENSES OF REGISTRATION.

     All expenses incurred in connection with the registrations pursuant to
Section 8.1, including without limitation all registration and qualification fees, printing and accounting fees, fees and disbursements of counsel for Sierra, and fees and disbursements of one special counsel for the Holders (if different from counsel for Sierra) but excluding underwriting discounts and commissions (the "Registration Expenses") shall be borne by Sierra. Each selling shareholder shall bear the fees and costs of its own counsel (if different from counsel for Sierra or the one special counsel for the Holders referred to above).

     8.5  UNDERWRITING REQUIREMENTS.

     In connection with any offering involving an underwriting of shares being issued by Sierra, Sierra shall not be required under Section 8.1 to include any of the Holders' securities therein unless they accept and agree to the terms of the underwriting as agreed upon between Sierra and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by Sierra. If the total number of shares of stock which all such selling shareholders of Sierra request to be included in any offering exceeds the number of such shares which the underwriters reasonably believe compatible with the success of the offering, Sierra shall only be required to include in the offering so many of the shares of stock of the selling shareholders as the underwriters believe will not jeopardize the success of the offering (the shares so included to be apportioned pro rata among the selling shareholders according to the total number of shares of Sierra Common Stock requested to be included in such offering by said selling shareholders, or in such other proportions as shall mutually be agreed to by such selling shareholders), provided that no such reduction shall be made with respect to any securities offered by Sierra for its own account.

     8.6  DELAY OF REGISTRATION.

     So long as Sierra has given any notice required by Section 8.1 hereof, no Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Article 8.

     8.7  INDEMNIFICATION.

     In the event any of the Shares are included in a Registration Statement under this Article
8.
     (a) To the extent permitted by law, Sierra will indemnify and hold harmless each Holder against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein, or allegedly necessary to make the statements therein not misleading; and will reimburse each such Holder, such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 8.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Sierra nor shall Sierra be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such underwriter or controlling person.


     (b) To the extent permitted by law, each such Holder will indemnify and hold harmless Sierra, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls Sierra within the meaning of the Securities Act, and any underwriter for Sierra (within the meaning of the Securities Act) against any losses, claims, damages, or liabilities to which Sierra or any such director, officer, controlling person, or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by Sierra or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there were material misstatements or omissions in such written information.

     (c) Promptly after receipt by an indemnified party under this Section 8.7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 8.7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability to defend such action, shall relieve such indemnifying party under this Section 8.7, but the omission so to notify the indemnifying party will not relieve such party of any liability which such party may have to any indemnified party otherwise other than under this Section 8.7.

     (d) If recovery is not available under the foregoing indemnification provisions of this paragraph, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement of omission, and any other equitable considerations appropriate under the circumstances; provided that in no event will any Investor be required to contribute an amount in excess of the original cost that Investor of its Sierra Common Stock included in that offering. Sierra and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.


     8.8  NO-ACTION LETTER OR OPINION OF COUNSEL IN LIEU OF REGISTRATION.

     If Sierra shall have obtained from the SEC a "no-action" letter in which the SEC had indicated that it will take no action if, without registration under the Act, the Holders dispose of the Sierra Common Stock covered by any request made under Section 8.1 hereof in the manner in which they propose to dispose of the Sierra Common Stock included in such request, or if in the opinion of counsel for Sierra concurred in by counsel for such Holders, no registration under the Act is required in connection with such disposition, Sierra need not comply with such request; provided, however, that Sierra shall not be so relieved of its obligations under this Article 8 unless the aforementioned "no-action" letter or opinion of counsel for Sierra shall have been mailed by Sierra to such Holders within forty-five (45) days after Sierra's receipt of their request.

     8.9  REPORTS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

     With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, Sierra agrees to use its best efforts (i) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act, as amended, (ii) to maintain in effect the registration of Sierra's Common Stock under Section 12 of the Exchange Act, as amended, and
(iii) so long as any Holder owns any of Sierra Common Stock, to furnish in writing upon such Holder's request the following information: (A) Sierra's name, address and telephone number, (B) Sierra's Internal Revenue Service identification number, (C) Sierra's SEC file number, (D) the number of shares of Sierra Common Stock outstanding as shown by the most recent report or statement published by the Company, (E) the average weekly volume of trading in such shares reported on all national securities exchanges during the four calendar weeks preceding the date of receipt of request by the Holder, and (F) whether Sierra has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding twelve months. With respect to a rule or regulation of the SEC (other than Rule 144) which may at any time permit a Holder to sell Sierra Common Stock to the public without registration, Sierra agrees to take such action as is reasonable to enable utilization of such rule.


     8.10 DEFINITION.

     The term "Holders" means the Group Shareholders and any transferee, as specified in Section 8.11, if such persons then hold any Sierra Common Stock.

     8.11 TRANSFER OF REGISTRATION RIGHTS.

     Incident to the transfer of Sierra Common Stock under this Agreement, any transferee of Sierra Common Stock who holds immediately following the transfer at least ten thousand (10,000) shares of Sierra Common Stock (which amount will be appropriately adjusted for stock dividends, splits and combinations) will be entitled to registration rights under this Article 8 as a Holder.

                                    ARTICLE 9
                               GENERAL PROVISIONS

     9.1 SHAREHOLDERS' REPRESENTATIVES. The Group Shareholders hereby irrevocably designate and appoint Kenneth McLeod, as their agent and attorney in fact ("Shareholders' Representative") with full power and authority until and through the Closing to execute, deliver and receive on their behalf all notices, requests or other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provision of this Agreement, including a decision to terminate under Article 6 above, except as otherwise provided in Sections 6.3 and 6.4 of this Agreement; and to take such other action on their behalf in connection with this Agreement and the Closing of the transactions contemplated hereby as the Shareholders' Representative deem appropriate. This designation is intended to constitute a durable power of attorney and shall not be affected by the subsequent disability, death or incapacity of any Shareholder of Group.

     9.2 SURVIVAL. The representations and warranties of the parties set forth in Articles 2 and 3 of this Agreement shall survive the Effective Time for a period of two years. The covenants and provisions set forth in Articles 7 and 8 shall survive the Effective Time for a period of three (3) years or such longer period of time as may be referenced or required by any particular provision. Neither party will make any claim or bring a cause of action against the other party for breach of a representation, warranty or covenant to the extent such a claim or cause of action is fully satisfied by fidelity bond, insurance or other guaranty or indemnity.

     9.3 BROKERS AND FEES. Each party represents and warrants to the other party to this Agreement that such party has not incurred any brokerage, finders, agents or investment bankers fees or commission in connection with the Merger or this Agreement.

     9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class mail, as follows:

                    To Group: Communications Systems Group, Inc.
                              1309 West Marlboro Drive
                              Chandler, AZ 85224
                              Attention: President
          with a copy to:     Quinn Williams, Esq.
                              Snell & Wilmer, L.L.P.
                              One Arizona Center
                              Phoenix, Arizona 85004-0001

               To Sierra:     Sierra Solids, Inc. n/k/a Synergy Media, Inc.
                              260 Regency Parkway, Suite 220
                              Omaha, Nebraska 68114
                              Attention:  James R. Saker

          with a copy to:     William T. Foley, Esq.
                              Erickson & Sederstrom, P.C.
                              Regency Westpointe, Suite 100
                              10330 Regency Parkway Drive
                              Omaha, Nebraska  68114

                  To CSG:     CSG Wireless, Inc.
                              260 Regency Parkway, Suite 220
                              Omaha, Nebraska  68114
                              Attention:   Edward Jarzobski

          with a copy to:     William T. Foley, Esq.
                              Erickson & Sederstrom, P.C.
                              Regency Westpointe, Suite 100
                              10330 Regency Parkway Drive
                              Omaha, Nebraska  68114

          Either party may send any notice, request, demand, claim or other communication to the intended recipient at the address set forth above using any other means (including without limitation telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed as been duly given unless and until it is actually received by the intended recipient. Either party may change the address to which notices, requests, demands, claims, and other communications are to be delivered under this Agreement by giving the other party notice in the manner set forth herein.

     9.5 ENTIRE AGREEMENT. This Agreement, together with all Schedules, Exhibits and attachments referred to herein or attached hereto, all of which are incorporated herein by this reference (a) constitutes the entire agreement between the parties and supersedes and cancels any other agreements, representations or communications whether oral or written between the parties hereto relating to the transactions contemplated herein or the subject matter hereof; and (b) is not intended to, and shall not be deemed to, confer upon any person other than the parties hereto any rights or remedies hereunder.

     9.6 HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona without giving effect to any choice or conflict of law provisions, or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona.

     9.8 BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their heirs, beneficiaries, personal representatives and successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

     9.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

     9.10 ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the required vote of the Group shareholders, including cooperating fully with the other party. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest in Sierra full title to all properties, assets, rights, approvals, immunities and franchises of Group, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     9.11 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Neither party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or, in the case of Sierra, by any listing or trading agreement or applicable federal or state securities laws concerning its publicly traded securities (in which case the disclosing party shall use its best efforts to advise the other party prior to making the disclosure).

     9.12 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than Sierra and Group and their respective successors and permitted assigns; provided, however, (i) the provisions in Article 1 concerning the issuance of the Sierra Common Stock, the provision in Section 7.2 concerning certain requirements for a tax-free reorganization and the registration rights set forth in Article 8 are intended for the benefit of the Group shareholders; (ii) the provisions in Sections 5.3(g) and 7.1 are intended for the benefit of the individuals specified or referred to therein and their legal representatives.

     9.13 EXPENSES. Each of the parties shall bear its own costs and expenses and shall indemnify and hold the other party harmless from any such costs or expenses (including without limitation attorneys' fees and expenses) incurred in connection this Agreement and the transactions contemplated hereby.

     9.14 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

     9.15 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          IN WITNESS WHEREOF, Sierra, CSG and Group have each caused this Agreement to be signed by their respective duly authorized officers as of the date set forth above.

                              SIERRA SOLIDS, INC.
                              n/k/a SYNERGY MEDIA, INC., a Nevada corporation
ATTEST:


/s/ Lois Meridith             By: /s/ Michael Luther
- ---------------------------      ------------------------------------------
Lois Meridith, Secretary           Michael Luther, Chairman of the Board

                              COMMUNICATIONS SYSTEMS GROUP, INC.,
                              an Arizona corporation
ATTEST:

/s/ Carol Ann McLeod          By: /s/ Kenneth McLeod
- ---------------------------      ------------------------------------------
Carol Ann McLeod, Secretary             Kenneth McLeod, President


                              CSG WIRELESS, INC.,
                              a Arizona corporation
ATTEST:


/s/ Lois Meridith             By: /s/ Eddie Jarzobski Pres.
- ---------------------------      ------------------------------------------
Lois Meridith, Secretary               Eddie Jarzobski, President

CONSENT OF GROUP SHAREHOLDERS

          The undersigned, comprising all of the existing shareholders of Communications Systems Group, Inc. hereby consent to and approve of the terms of the Agreement and Plan of Reorganization between Sierra Solids, Inc., CSG Wireless, Inc. and Communications Systems Group, Inc. set forth above, and by their signature below, become parties thereto and agree to be bound by such terms, conditions and obligations of the Agreement as if acting on behalf of Communications Systems Group. In addition, in connection with such approval, waive any and all notice, consent or approval requirements, or other restrictions, set forth in any stock restriction agreement by and among the shareholders of Group and Group which would otherwise restrict the transfer of shares of Group common stock acquired by such Agreement and Plan of Reorganization.

          Dated effective this 25 day of April, 1996.

                                        SHAREHOLDERS OF COMMUNICATIONS
                                        SYSTEMS GROUP, INC.,

                                        /s/ Kenneth McLeod
                                        -------------------------------------
                                        Kenneth McLeod


                                        /s/ Carol Ann McLeod
                                        -------------------------------------
                                        Carol Ann McLeod

                                   PROMISSORY NOTE           EXHIBIT 1.5
$104,000.00                                                       APRIL 25, 1996
DUE OCTOBER 25, 1996                                             OMAHA, NEBRASKA

1. AGREEMENT TO PAY. FOR VALUE RECEIVED, the receipt of which is hereby acknowledged, the undersigned, SIERRA SOLIDS, INC. N/K/A SYNERGY MEDIA, INC., a Nevada corporation and CSG WIRELESS, INC., an Arizona corporation (collectively hereinafter referred to as the "Maker"), promises to pay to the order of KENNETH MCLEOD AND CAROL ANN MCLEOD (collectively hereinafter referred to as the "Payee", and Payee and each successive owner and holder of this Note being hereinafter generally referred to as the "Holder") in the manner provided for herein of the principal sum of

                    ONE HUNDRED FOUR THOUSAND DOLLARS AND NO CENTS
                                    ($104,000.00)

together with interest on the outstanding principal balance hereof remaining from time to time unpaid at the rates provided in Sections 2 and 3 hereof.

2. INTEREST RATE PRIOR TO DEFAULT. The outstanding principal balance hereof prior to default shall bear interest at the rate of eight and one quarter percent (8 1/4%) per annum (the "Regular Rate"), computed daily on the basis of a 360 day year consisting of twelve 30-day months for each day all or any part of the principal balance hereof shall remain outstanding.

3.     DEFAULT RATE.  In the event that there shall occur:

       a. Any default (after the expiration of all applicable cure periods, if any) specified in Section 7 hereof; or

       b. Maturity of the indebtedness evidenced hereby, whether by passage of time, acceleration, declaration or otherwise;

then and in any such event, the entire principal balance hereof shall thereafter bear interest at the Regular Rate plus two percent (2%) per annum.

4. PAYMENTS. Principal and accrued interest thereon is due and payable on October 25, 1996. All payments to be made by Maker to the Payee hereunder shall be made to the Payee at 1309 West Marlboro Drive, Chandler, AZ 85224 or to such other address as Payee may from time to time designate not later than 12:00 noon Central Time on the date when due in lawful money of the United States and immediately available funds.

5. SECURITY. The Maker shall grant to the Payee, and this Note shall be secured by, a security interest in all of the CSG Wireless, Inc.'s assets, whether tangible or intangible. The Maker shall execute to the benefit of the Payee a standard UCC Financing Statement and Security Agreement to be filed with the appropriate authorities.


                                        1                             EXHIBT 1.5
                                                             Page 37 of 66 Pages

6. NEGOTIABILITY; OFFSETS, DEFENSES OR COUNTERCLAIMS. Subject to Section 11 and applicable law, this Note is freely negotiable. No defenses, setoffs or counterclaims shall be asserted or brought by the Maker or any other party at any time liable hereunder in any suit or action for the collection of any sum due hereunder.

7. WAIVER. Maker hereby waives demand, presentment, protest and notice of demand, presentment, protest and nonpayment. The Maker consents, whether for a lesser or greater time period than the original term of this Note, to single or multiple renewals, extensions, and modifications which may be granted by Holder at any time in the future.

8. EVENT OF DEFAULT. An event of default shall mean the occurrence or existence of any one or more of the following events:

       a. The Maker should fail to pay the principal of, or interest on, this Note as and when due and payable, which failure shall continue for a period of ten (10) days;

       b. The Maker shall fail to perform or observe any term, covenant, or agreement contained herein, which failure shall continue for a period of ten (10) days after Payee gives Maker notice of such failure;

       c. Commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect;

       d. Generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due;

       e. Make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or,

       f. Take any action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding or order for relief of the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties.

9. NOTICES. Any request, demand, authorization, direction, notice, consent, waiver, or other document provided or permitted by this Note to be made upon, given or furnished to, or filed with the Maker shall be sufficient for every purpose hereunder if in writing and mailed, registered or certified mail, postage prepaid, to the Maker, addressed to it at 260 Regency Parkway, Suite 220, Omaha, Nebraska 68114 (or such other address as Maker may from time to time direct). Any notice to Payee shall be sufficiently given if in writing and mailed, registered or certified mail, postage prepaid, to the address set forth in Section 4 hereof (or such other address as Payee may from time to time direct). Any notice to a Holder (other than Payee) shall be sufficiently given if in writing and mailed, registered or certified mail, postage prepaid, to such address as Holder shall from time to time direct.


                                        2                             EXHIBT 1.5
                                                             Page 38 of 66 Pages

10. GOVERNING LAW. THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEBRASKA. WHENEVER POSSIBLE EACH PROVISION OF THIS NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS NOTE. WHENEVER IN THIS NOTE REFERENCE IS MADE TO THE HOLDER OR THE MAKER, SUCH REFERENCE SHALL BE DEEMED TO INCLUDE, AS APPLICABLE, A REFERENCE TO THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. THE PROVISIONS OF THIS NOTE SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF SUCH SUCCESSOR AND ASSIGNS. THE MAKER'S SUCCESSORS AND ASSIGNS SHALL INCLUDE, WITHOUT LIMITATION, A RECEIVER, TRUSTEE OR DEBTOR IN POSSESSION FOR THE MAKER.

11. SECURITIES LAWS. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE THEREFORE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR OTHERWISE DISTRIBUTED FOR VALUE IN THE ABSENCE OF (i) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE MAKER THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR OTHER DISTRIBUTION IS EXEMPT FROM (OR NOT OTHERWISE SUBJECT TO) THE REGISTRATION (OR QUALIFICATION) AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT OR LAWS, OR (ii) SUCH REGISTRATION OR QUALIFICATION.

       IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed and delivered on the date first above written.

                                  SIERRA SOLIDS, INC. n/k/a SYNERGY MEDIA, INC.

                                  By:
                                        ---------------------------------------
                                        Name:
                                              ---------------------------------
                                        Its:
                                               ---------------------------------

                                  CSG WIRELESS, INC.

                                  By:
                                        ---------------------------------------
                                        Name:
                                              ---------------------------------
                                        Its:
                                               ---------------------------------


                                        3                             EXHIBT 1.5
                                                             Page 39 of 66 Pages

                                     SIERRA                CUSIP NO. 826491 30 0

                                  SOLIDS, INC.


                               SIERRA SOLIDS, INC.


THIS CERTIFIES THAT                                                       IS THE
                   -------------------------------------------------------

REGISTERED HOLDER OF                                                      SHARES
                    ------------------------------------------------------
                               SIERRA SOLIDS, INC.


TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED

                       THIS 12TH DAY   OF MARCH A.D. 1996
                           ------        -------       --

/s/                                 [LOGO]      /s/
           SECRETARY                                         PRESIDENT

Countersigned
  FIDELITY TRANSFER COMPANY
  Salt Lake City, Utah
  Registrar and Transfer Agent
By /s/
  --------------------------------

                                     EXHIBIT 4.3

                                 INVESTMENT AGREEMENT

    The undersigned, the owner(s) of 1,000 shares of voting common stock of Communications Systems Group, Inc. ("Group"), hereby represents and warrants to Sierra Solids, Inc. n/k/a Synergy Media, Inc. ("Sierra"), that:

    (a) The undersigned has been provided with a copy of the Agreement and Plan of Reorganization between Sierra, CSG Wireless, Inc., an Arizona corporation ("CSG") and Group (the "Agreement").

    (b) The undersigned has carefully reviewed the Agreement and has relied on the information contained therein.

    (c) The undersigned understands that the Sierra Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption therefrom for nonpublic offerings. The undersigned understands that the Sierra Shares must be held indefinitely unless the sale thereof is subsequently registered under the Act or an exemption from such registration is available.

    (d) The undersigned is acquiring Sierra Shares solely for the undersigned's own account for investment and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in the common stock of Sierra to be issued to the undersigned pursuant to the Agreement.

    (e) The undersigned hereby agrees that an appropriate legend may be placed on the certificates evidencing the Sierra Shares to be issued pursuant to the Agreement indicating the restrictions on transfer and that Sierra may place a stop-transfer order or otherwise make appropriate notations in Sierra's records or take appropriate actions to enforce such restrictions.

    I affirm the designation and appointment of Kenneth McLeod as my Shareholder Representative, as stated in the Agreement, and, upon request, I will immediately tender certificates representing all of my shares of Group common stock to them, and the Shareholder Representatives are authorized to exchange those shares at Closing for the consideration set forth in the Agreement.

    This Agreement shall be binding on and inure to the benefit of the undersigned and the undersigned's heirs, beneficiaries, personal representatives, successors and permitted assigns.

    If shares are held jointly, all joint owners must execute. If shares are held in a representative capacity, such capacity must be noted.


Date: April 25, 1996.             _________________________________



                                                           Page 41 of 66 Pages

    In consideration of the foregoing, Sierra shall, as promptly as possible upon receipt of the written request of any holder of a certificate bearing the legend referred to in paragraph (e) above and receipt of such certificate duly endorsed for transfer, issue a new certificate without such legend if (i) the securities evidenced by such certificate shall have been effectively registered under the Act and sold by the holder thereof in accordance with such registration or sold by the holder thereof pursuant to Securities and Exchange Commission Rule 144, or (ii) such restrictions set forth above are no longer required by applicable law or regulation and such holder shall have delivered to Sierra, if reasonably requested, a written opinion of counsel acceptable to Sierra to such effect. By way of illustration only, assuming that Rule 144 as presently in effect remains unchanged, Sierra would reissue such certificate without the restrictive legend to the holder after the third anniversary of the issuance of the Sierra Shares in the merger contemplated by the Agreement provided that such holder is not then, and shall not have been within the prior three months, an "affiliate" of Sierra within the meaning of such Rule.

    Date:     April 25, 1996

                             SIERRA SOLIDS, INC. n/k/a Synergy Media, Inc., a Nevada Corporation



                             By:  _______________________________
                                  Name:     _________________________
                                  Its: _________________________


                                                           Page 42 of 66 Pages

                         [Group's Counsel's Letterhead]



                                 April 25, 1996


Sierra Solids, Inc. n/k/a Synergy Media, Inc.
260 Regency Parkway, Suite 220
Omaha, Nebraska 68114

Attn:     James R. Saker

CSG Wireless, Inc.
260 Regency Parkway, Suite 220
Omaha, Nebraska 68114

Attn:     Edward Jarzobski
                                         RE:Agreement and Plan of Reorganization

Gentlemen:

     We have acted as special counsel to Communications Systems Group, Inc., an Arizona corporation ("Company"), in connection with the preparation, execution and delivery of the Agreement and Plan of Reorganization dated as of April 25, 1996 (the "Merger Agreement"), between the Company, Sierra Solids, Inc. n/k/a Synergy Media, Inc., a Nevada corporation ("Sierra"), and CSG Wireless, Inc., an Arizona corporation ("CSG"), (Sierra and CSG collectively referred to herein as the "Synergy") relating to the merger (the "Merger") of the Company with and into CSG, with CSG as the continuing and surviving corporation.

     In connection with this opinion, we have examined copies of the Merger Agreement and such corporate governing documents as well as such certificates of public officials, company agents, members and officers of the Company as we have deemed necessary and appropriate as a basis for the opinions expressed herein. For the purposes of this opinion, we have assumed that you know of no agreements, understandings or negotiations between the parties to the Merger Agreement that have not been set forth in the Merger Agreement that would modify the terms or rights and obligations of the parties to the Merger Agreement.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is duly organized and validly existing as a corporation under the laws of the State of Arizona. The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now being conducted.


                                                                 EXHIBIT 5.2 (h)

                                                             Page 43 of 66 Pages

Sierra Solids, Inc. n/k/a Synergy Media, Inc.
CSG Wireless, Inc.
April 25, 1996
Page 2


     2. The Company has the requisite corporate power to enter into the Merger Agreement and to consummate the transactions contemplated therein. The execution and delivery of the Merger Agreement and the consummation of the transactions contemplated therein have been duly authorized by all necessary corporate action on the part of the Company. The Merger Agreement has been duly executed and delivered by the Company, and assuming the Merger Agreement has been duly authorized, executed and delivered by Synergy, the Merger Agreement constitutes a valid, binding and enforceable obligation of the Company.

     3. The execution and delivery by the Company of the Merger Agreement and the consummation of the transactions contemplated therein will not conflict with or constitute on the part of the Company a violation of or default or loss of benefit under or permit the acceleration of any obligation under, any provisions of the Company's Articles of Incorporation or Bylaws or do not or will not, to the best of our knowledge, without any independent investigation be a violation of, breach of or default under any applicable law, statute or ordinance. Additionally, nothing has come to our attention to indicate to us that the execution, delivery and performance by the Company of the Merger Agreement, the compliance by the Company with the respective terms thereof or the consummation of the transactions contemplated thereby does or will conflict with or constitute on the part of the Company a material violation of any mortgage, indenture, lease, covenant, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order or decree known to us to which the Company is a party or by which the Company is bound.

     4. To the best of our knowledge, without any independent investigation, there is not pending any threatened or existing claim, unsatisfied judgment, litigation, governmental investigation or proceeding before any court, arbitrator or federal, state or other governmental commission, board or other agency, by or against or materially adversely affecting the operations or financial condition of the Company, its business or businesses, property or assets.

     The law covered by the opinions expressed herein is limited only to the federal law of the United States and the laws of the State of Arizona. We express no opinion as to the laws of any other state or foreign jurisdiction.

     The opinion expressed in Paragraph 2 above concerning the enforceability of the Merger Agreement is subject to (i) the effect of bankruptcy, insolvency, reorganization, arrangement, receivership, conservatorship, moratorium, fraudulent conveyance, reinstatement, or other similar laws relating to or affecting the rights of creditors generally, (ii) limitations imposed by general principles of equity [regardless of whether enforcement of the Merger Agreement is considered as a proceeding in equity or at law], and no opinion is being expressed regarding the rules governing the availability of specific performance, injunctive relief or other equitable remedies, and (iii) no opinion is being expressed regarding the validity or enforceability of any provisions requiring arbitration of the parties

                                                                EXHIBIT 5.2(h)

                                                           Page 44 of 66 Pages

Sierra Solids, Inc. n/k/a Synergy Media, Inc.
CSG Wireless, Inc.
April 25, 1996
Page 3


disputes or the validity or enforceability of any provisions requiring a party to pay attorney fees of an adverse party.

     This opinion has been furnished to you at your request pursuant to the Merger Agreement and may not be furnished, reproduced, distributed or disclosed to or relied upon by any other person or entity without our prior written consent. We express no opinion as to any matter not expressly set forth herein, and no opinion as to any such matter is to be, or may be, inferred or implied herefrom.

     This opinion is rendered as of the date hereof and we undertake no obligation to advise you of any events which occur after the date hereof which may affect any matter or opinion set forth herein.

                                   Very truly yours,




                                                                 EXHIBIT 5.2 (h)

                                                             Page 45 of 66 Pages

                              OFFICERS' CERTIFICATE

                                       OF

                       COMMUNICATIONS SYSTEMS GROUP, INC.


     This Certificate is executed pursuant to Section 5.2(i) of that Agreement and Plan of Reorganization dated April 25, 1996 (the "Merger Agreement"), between Sierra Solids, Inc. n/k/a Synergy Media, Inc., a Nevada corporation, ("Sierra"), CSG Wireless, Inc., an Arizona corporation ("CSG") and Communications Systems Group, Inc., an Arizona corporation, ("Group"). Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings given such terms in the Merger Agreement. The undersigned officers of Group hereby certify that:

     (a) The representations and warranties of Group contained in the Merger Agreement are in all material respects true and accurate as of the date of the Merger Agreement and, except for changes expressly contemplated by the Merger Agreement, as of the Effective Time as though made at and as of the Effective Time;

     (b) Group has confirmed and complied in all material respects with each covenant, agreement and condition required to be conformed or complied with by it prior to or at the Effective Time;

     (c) There has been no material adverse change in the financial condition or results of operations of Group as reflected in the Group Financial Statements as of December 31, 1995.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of April 25, 1996.


                              COMMUNICATIONS SYSTEMS GROUP, INC.


                              By:
                                   -----------------------------------
                                   Kenneth McLeod, President


                              By:
                                   -----------------------------------
                                   Carol Ann McLeod, Secretary


EXHIBIT 5.2 (i)



                                                             Page 46 of 66 Pages

                        COVENANT NOT TO COMPETE AGREEMENT

          THIS COVENANT NOT TO COMPETE AGREEMENT (the "Agreement") is entered into this 25th day of April, 1996, by and between Kenneth McLeod and Carol Ann McLeod (the "Sellers") and CSG Wireless, Inc., an Arizona corporation (the "Buyer").

     WHEREAS, Sellers and their wholly owned company, Communications Systems Group, Inc. ("Group"), an Arizona corporation, have entered into an Agreement and Plan of Reorganization, dated April 25, 1996, by and among Buyer, Sierra Solids, Inc. ("Sierra"), a Nevada corporation, Group and Sellers (the "Merger Agreement"), wherein Sellers will exchange all of their Group common stock for Sierra common stock (the "Merger");

     WHEREAS, Buyer desires to prevent Sellers from competing with Buyer after the Merger; and

     WHEREAS, Sellers, as additional consideration to induce Buyer to Merger with Group, to receive the common shares of Sierra and pursuant to the Merger Agreement, agree to become subject to a covenant not to compete.

     NOW, THEREFORE, the parties in consideration of the premises set forth above and such other consideration, the sufficiency and receipt of is hereby acknowledged, do hereby agree as follows.

1. NON-COMPETITION. The Sellers acknowledges that they have gained and will gain extensive and valuable experience and knowledge in the business conducted by the Group and Buyer and have had and will have extensive contacts with customers of the Group and Buyer. Accordingly, provided Buyer and Sierra are not in material breach of the Merger Agreement, the Sellers, jointly and severally, covenant and agree with the Buyer that they shall not compete directly or indirectly with the Buyer during the term starting with the effective date of the Merger and ending four (4) years thereafter (the "Agreement Term") and shall not during such period make public statements in derogation of the Buyer. For the purposes of this
     Section 1 and Sections 2, 3, 4, and 5, the term the Buyer shall be deemed to include subsidiaries, parents and affiliates of the Buyer. Competing directly or indirectly with the Buyer shall mean engaging or having a material interest, directly or indirectly, as owner, employee, officer, director, partner, venturer, stockholder, capital investor, consultant, agent, principal, advisor or otherwise, either alone or in association with others, in the operation of any entity engaged in the business or businesses of the Buyer within 100 miles of where Buyer conducts it business. Competing directly or indirectly with the Buyer, as used in this Agreement, shall be deemed not to include an ownership interest as an inactive investor, which for purposes of this Agreement shall mean the beneficial ownership of less than one percent of the outstanding shares of any series or class of securities of any competitor of the Buyer, which shares are publicly traded in the securities markets.


                                                                 EXHIBIT 5.2 (k)

                                                             Page 47 of 66 Pages

2. NON-RAID. The Sellers acknowledge that they have had and will have extensive contacts with employees and customers of the Buyer. Accordingly, the Sellers covenant and agree that during the Agreement Term they will not
     (i) solicit any of the employees of the Buyer who were employed by the Buyer during the time when the Sellers were employed by the Buyer or owners of Group to leave the Buyer, (ii) interfere with the relationship of the Buyer with any such employees or (iii) personally target or solicit customers of the Buyer.

3. BLUE PENCIL PROVISION. The Sellers acknowledge that the periods and geographic area of restriction imposed by Section 1 and Section 2 are fair and reasonable and are reasonably required for the protection of the Buyer. If any part or parts of Section 1 or Section 2 shall be held to be unenforceable or invalid, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid portion or portions were not a part hereof. If any of the provisions of Section 1 or
     Section 2 relating to the periods or geographic area of restriction shall be deemed to exceed the maximum periods of time or area which a court of competent jurisdiction would deem enforceable, the times and area shall, for the purposes of Section 1 and Section 2, be deemed to be the maximum time periods and area which a court of competent jurisdiction would deem valid and enforceable in any state in which such court of competent jurisdiction shall be convened.

4. CONFIDENTIALITY. The Sellers acknowledge that they have had and will have access to certain information related to the business, operations, future plans and customers of the Buyer, the disclosure or use of which could cause the Buyer substantial losses and damages. Accordingly, the Sellers, jointly and severally, covenant that during the Agreement Term they will keep confidential all information and documents furnished to they by or on behalf of the Buyer and not use the same to their advantage, except to the extent such information or documents are or thereafter become lawfully obtainable from other sources or are in the public domain through no fault on his part or is consented to in writing by the Buyer.

5. RIGHT TO INJUNCTIVE RELIEF. The Sellers agree and acknowledge that a violation of the covenants contained in Sections 1, 2 and 4 of this Agreement will cause irreparable damage to the Buyer, and that it is and will be impossible to estimate or determine the damage that will be suffered by the Buyer in the event of a breach by the Sellers of any such covenant. Therefore, the Sellers further agree that in the event of any violation or threatened violation of such covenants, the Buyer shall be entitled as a matter of course to an injunction out of any court of competent jurisdiction restraining such violation or threatened violation by the Sellers, such right to an injunction to be cumulative and in addition to whatever other remedies the Buyer may have.

6. REPRESENTATION BY THE SELLERS. The Sellers, jointly and severally, hereby represent and warrant that the execution of this Agreement and the performance of their duties and obligations hereunder will not breach or be in conflict with any other agreement to which they are a party or by which they are bound, and that they are not now subject to any


                                        2                         EXHIBIT 5.2(k)

                                                             Page 48 of 66 Pages
     covenant against competition or similar covenant which would affect the performance of their duties hereunder.

7. SURVIVING TERMS. Upon termination of this Agreement, all rights and obligations of Buyer and the Sellers (including any personal or legal representative or successor interest of Sellers, deceased or under legal disability) shall terminate and cease except as each party shall have such additional rights and remedies as are provided for elsewhere in this Agreement exercised either prior to or subsequent to the termination of this Agreement in the event of any breach by the other party of any material provision of this Agreement.

8. NOTICES. All notices pursuant to this Agreement must be in writing. All notices to Buyer shall be addressed to CSG Wireless, Inc., 260 Regency Parkway, Suite 220, Omaha, Nebraska 68114, Attention: James R. Saker, or at such other address as Buyer may hereafter designate by written notice to the Sellers in accordance with the provisions set forth herein. All notices to Sellers shall be addressed to the Sellers at the address provided for in the Merger Agreement, or at such other address as the Seller may hereafter designate by written notice to Buyer. All notices shall be considered effective when delivered personally to Buyer or the Sellers, or three (3) calendar days after deposit of said notice in the United States mail, via registered mail, postage prepaid, return receipt requested.

9.   MISCELLANEOUS.

     A. This Agreement constitutes the entire agreement between the parties with respect to the subject matter addressed herein. All of the terms and conditions of this Agreement take precedence over any and all prior agreements made by and between Buyer and Sellers, and the execution of this Agreement shall constitute the termination of any and all such prior agreements.

     B. Each of the terms and provisions of this Agreement is and is to be deemed severable in whole or in party and if any term or provision, or the application thereof to circumstances other than those as to which it is held invalid, illegal, or unenforceable, shall not be affected thereby, and shall remain in full force and effect.

     C. The captions contained herein are solely for the convenience of the parties, and shall not be deemed to govern the meaning or intent of any of the provisions of this Agreement.

     D. The rights and obligations of Buyer hereunder shall inure to the benefit of and be binding upon any successor or assign of Buyer. This Agreement is personal to Sellers and shall not be assigned by him to any other party.

     E. This Agreement shall be construed in accordance with the laws of the state of Arizona, without regard to its conflict of law rules.


                                        3                         EXHIBIT 5.2(k)

                                                             Page 49 of 66 Pages

     F. This Agreement, unless stated otherwise herein, may only be amended by a signed, written mutual agreement of both parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                              CSG WIRELESS, INC., ("Buyer")

                              By:

                                   ------------------------------
                                   Edward Jarzobski, President

                              SELLERS:


                              ------------------------------------------
                              Kenneth McLeod


                              ------------------------------------------
                              Carol Ann McLeod


                                        4                         EXHIBIT 5.2(k)

                                                             Page 50 of 66 Pages

                    [Sierra's and CSG's Counsel's Letterhead]



                                 April 25, 1996


Communications Systems Group, Inc.
1309 West Marlboro Drive
Chandler, AZ 85224

Attn:     Kenneth McLeod

                              RE:  Agreement and Plan of Reorganization

Gentlemen:

     We have acted as special counsel to Sierra Solids, Inc. n/k/a Synergy Media, Inc., a Nevada corporation ("Sierra") and CSG Wireless, Inc., an Arizona corporation ("CSG") (Sierra and CSG collectively referred to herein as the "Companies") in connection with the preparation, execution and delivery of the Agreement and Plan of Reorganization dated as of April 25, 1996 (the "Merger Agreement"), between Communications Systems Group, Inc., an Arizona corporation ("Group"), and the Companies relating to the merger (the "Merger") of Group with and into CSG, with CSG as the continuing and surviving corporation.

     In connection with this opinion, we have examined copies of the Merger Agreement and such corporate governing documents as well as such certificates of public officials, company agents, members and officers of the Companies as we have deemed necessary and appropriate as a basis for the opinions expressed herein. For the purposes of this opinion, we have assumed that you know of no agreements, understandings or negotiations between the parties to the Merger Agreement that have not been set forth in the Merger Agreement that would modify the terms or rights and obligations of the parties to the Merger Agreement.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Companies are duly organized and validly existing as corporations under the laws of the state in which they were organized (as set forth above). The Companies have all requisite corporate power and authority to own, operate and lease their properties and carry on their business as now being conducted.

     2. The Companies have the requisite corporate power to enter into the Merger Agreement and to consummate the transactions contemplated therein. The execution and delivery of the Merger Agreement and the consummation of the transactions contemplated therein have been duly authorized


                                                                  EXHIBIT 5.3(c)

                                                             Page 51 of 66 Pages

Communications Systems Group, Inc.
April 25, 1996
Page 2

by all necessary corporate action on the part of the Companies. The Merger Agreement has been duly executed and delivered by the Companies, and assuming the Merger Agreement has been duly authorized, executed and delivered by Group, the Merger Agreement constitutes a valid, binding and enforceable obligation of the Companies.

     3. The execution and delivery by the Companies of the Merger Agreement and the consummation of the transactions contemplated therein will not conflict with or constitute on the part of the Companies a violation of or default or loss of benefit under or permit the acceleration of any obligation under, any provisions of the respective Companies' Articles of Incorporation or Bylaws or do not or will not, to the best of our knowledge, without any independent investigation be a violation of, breach of or default under any applicable law, statute or ordinance. Additionally, nothing has come to our attention to indicate to us that the execution, delivery and performance by the Companies of the Merger Agreement, the compliance by the Companies with the respective terms thereof or the consummation of the transactions contemplated thereby does or will conflict with or constitute on the part of the Companies a material violation of any mortgage, indenture, lease, covenant, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order or decree known to us to which the Companies are a party or by which the Companies are bound.

     4. To the best of our knowledge, without any independent investigation, there is not pending any threatened or existing claim, unsatisfied judgment, litigation, governmental investigation or proceeding before any court, arbitrator or federal, state or other governmental commission, board or other agency, by or against or materially adversely affecting the operations or financial condition of the Companies, its business or businesses, property or assets.

     The law covered by the opinions expressed herein is limited only to the federal law of the United States, the laws of the State of Nebraska, and the corporate laws of the States of Arizona and Nevada. We express no opinion as to the laws of any other state or foreign jurisdiction.

     The opinion expressed in Paragraph 2 above concerning the enforceability of the Merger Agreement is subject to (i) the effect of bankruptcy, insolvency, reorganization, arrangement, receivership, conservatorship, moratorium, fraudulent conveyance, reinstatement, or other similar laws relating to or affecting the rights of creditors generally, (ii) limitations imposed by general principles of equity [regardless of whether enforcement of the Merger Agreement is considered as a proceeding in equity or at law], and no opinion is being expressed regarding the rules governing the availability of specific performance, injunctive relief or other equitable remedies, and (iii) no opinion is being expressed regarding the validity or enforceability of any provisions requiring arbitration of the parties disputes or the validity or enforceability of any provisions requiring a party to pay attorney fees of an adverse party.



                                                                  EXHIBIT 5.3(c)

                                                             Page 52 of 66 Pages

Communications Systems Group, Inc.
April 25, 1996
Page 3

     This opinion has been furnished to you at your request pursuant to the Merger Agreement and may not be furnished, reproduced, distributed or disclosed to or relied upon by any other person or entity without our prior written consent. We express no opinion as to any matter not expressly set forth herein, and no opinion as to any such matter is to be, or may be, inferred or implied herefrom.

     This opinion is rendered as of the date hereof and we undertake no obligation to advise you of any events which occur after the date hereof which may affect any matter or opinion set forth herein.

                                   Very truly yours,

                                   Erickson & Sederstrom, P.C.


                                   By:
                                       -----------------------
                                        For the Firm


                                                                  EXHIBIT 5.3(c)

                                                             Page 53 of 66 Pages

                             JOINT OFFICERS' CERTIFICATE
                                          OF
                    SIERRA SOLIDS, INC. n/k/a SYNERGY MEDIA, INC.
                                         AND
                                  CSG WIRELESS, INC.

       This Certificate is executed pursuant to Section 5.3(d) of that Agreement and Plan of Reorganization dated April 25, 1996 (the "Merger Agreement"), between Sierra Solids, Inc. n/k/a Synergy Media, Inc., a Nevada corporation, ("Sierra"), CSG Wireless, Inc., an Arizona corporation ("CSG") and Communications Systems Group, Inc., an Arizona corporation, ("Group"). Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings given such terms in the Merger Agreement. The undersigned officers of Sierra and CSG hereby certify that:

       (a) The representations and warranties of Sierra and CSG contained in the Merger Agreement are in all material respects true and accurate as of the date of the Merger Agreement and, except for changes expressly contemplated by the Merger Agreement, as of the Effective Time as though made at and as of the Effective Time;

       (b) Sierra and CSG have confirmed and complied in all material respects with each covenant, agreement and condition required to be conformed or complied with by it prior to or at the Effective Time;

       (c) Except as set forth on the schedule attached hereto, there has been no material adverse change in the financial condition or results of operations of Sierra as reflected in the Sierra Financial Statements as of April 3, 1996.

       IN WITNESS WHEREOF, the undersigned have executed this Certificate as of April 25, 1996.
                                       SIERRA SOLIDS, INC.
                                       N/K/A SYNERGY MEDIA, INC.

                                       By:
                                            ---------------------------------
                                            James R. Saker, President


                                       By:  /s/ Lois Meridith
                                            ---------------------------------
                                            Lois Meridith, Secretary


                                       CSG WIRELESS, INC.


                                       By:  /s/ Edward Jarzobski
                                            ---------------------------------
                                            Edward Jarzobski, President


                                       By:  /s/ Lois Meridith
                                            ---------------------------------
                                            Lois Meridith, Secretary

EXHIBIT 5.3(d)

                                                             Page 54 of 66 Pages

                                 EMPLOYMENT AGREEMENT

               THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into this 25th day of April 1996, by and between Kenneth McLeod (the "Employee") and CSG Wireless, Inc., an Arizona corporation (the "Employer").

1.     TERM.  Subject to the termination and extension provisions set forth in
       Section 4 below, the term of this Agreement shall be for a three (3) year period commencing on May 1, 1996, and ending the 31 day of May, 1999.

2. EMPLOYMENT. Employer shall employ Employee as President and Chief Executive Officer of Employer and Employee accepts employment and such continued employment with Employer as such, subject to all the terms and conditions hereinafter set forth and such consideration as herein set forth, all of which Employee acknowledges as being sufficient and which has been received. Notwithstanding any other policy, practice, or agreement to the contrary, Employee agrees to perform all reasonable job assignments and responsibilities to the best of his ability so long as such job assignments and responsibilities are consistent with those held by Employee at Communications Systems Group, Inc. ("Group") immediately prior to the execution of this Agreement by Employee; provided Employee shall have the power to exercise such authority as may be specifically reserved to the President and Chief Executive Officer in Employee's Articles of Incorporation and Bylaws, as amended, and as may be typically granted to such offices. Employee shall devote his full time and efforts to such position with Employer.

3. COMPENSATION. Employer shall pay Employee as compensation for his services an annual base salary of $100,000.00 per year. Such salary shall be payable according to the payroll payment policies established by the Board of Directors of Employer. The afore-designated salary shall be considered a minimum and additional compensation and benefits may be granted to Employee during the term of his employment in addition to those set out or guaranteed in this Agreement. The Employee acknowledges that certain payments provided for herein are subject to withholding and other taxes.

4.     TERMINATION.  This Agreement shall terminate as provided for below:

       A. BY ITS OWN TERMS. Unless sooner terminated as provided below, this Agreement expires on May 1, 1999; provided, however, after such date this Agreement shall automatically continue in effect until either party gives not less than thirty (30) calendar days prior written notice to the other party that this Agreement shall be terminated. Any such written notice shall set forth the effective date of termination, which shall not be less than thirty (30) calendar days from the date of notice.

       B. DEATH OF EMPLOYEE. This Agreement shall terminate effective immediately upon the death of Employee.


                                                                  EXHIBIT 5.3(g)
                                                             Page 55 of 66 Pages

       C. BY AGREEMENT OF THE PARTIES. This Agreement may earlier terminate by mutual written agreement signed by Employer and Employee.

       D. RESIGNATION. This Agreement shall terminate effective immediately upon the signed, written resignation of Employee.

       E. FOR CAUSE. The Employer, upon prior written notice to Employee, may terminate the employment of Employee for "cause." For purposes of this Agreement, "Cause" for such termination shall include, but not be limited to, the following:

               i. Dishonesty of the Employee with respect to the Employer or any of its Subsidiaries or related companies;

               ii. Willful misfeasance or nonfeasance of duty intended to injure or having the effect of injuring the reputation, business or business relationships of the Employer or any of its Subsidiaries or related companies or any of their respective officers, directors or employees;

               iii. Conviction of the Employee upon a charge of any crime involving moral turpitude or which could reflect unfavorably upon the Employer or any of its Subsidiaries or related companies;

               iv. Willful or prolonged absence from work by the Employee (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the Employee to perform his duties and responsibilities without the same being corrected upon ten (10) days prior written notice; or

               v. Breach by the Employee of any of the covenants contained in this Agreement.

       F. DISABILITY. If the Employee, due to physical or mental illness, shall be disabled to perform substantially all of his duties for a continuous period of six (6) months, either the Employee or the Company may by notice terminate the Employee's employment under this Agreement effective as of the date of such notice. The Employee's salary while disabled and prior to such termination shall be reduced by the amount of any disability or similar benefits to which he is entitled, notwithstanding anything contained elsewhere in this Agreement to the contrary.

5. NON-COMPETITION. The Employee acknowledges that he has gained and will gain extensive and valuable experience and knowledge in the business conducted by the Employer and has had and will have extensive contacts with customers of the Employer. Accordingly, the Employee covenants and agrees with the Employer that he shall not compete directly or


                                        2                         EXHIBIT 5.3(g)
                                                             Page 56 of 66 Pages
       indirectly with the Employer; either during the term of his employment or during the one (1) year period immediately thereafter and shall not during such period make public statements in derogation of the Employer. For the purposes of this Section 5 and Sections 6, 7, 8, and 9, the term the Employer shall be deemed to include subsidiaries, parents and affiliates of the Employer. Competing directly or indirectly with the Employer shall mean engaging or having a material interest, directly or indirectly, as owner, employee, officer, director, partner, venturer, stockholder, capital investor, consultant, agent, principal, advisor or otherwise, either alone or in association with others, in the operation of any entity engaged in the business or businesses of the Employer within 100 miles of Employer. Competing directly or indirectly with the Employer, as used in this Agreement, shall be deemed not to include an ownership interest as an inactive investor, which for purposes of this Agreement shall mean the beneficial ownership of less than one percent of the outstanding shares of any series or class of securities of any competitor of the Employer, which shares are publicly traded in the securities markets.

6. NON-RAID. The Employee acknowledges that he has had and will have extensive contacts with employees and customers of the Employer. Accordingly, the Employee covenants and agrees that during the term of his employment and during the one (1) year period immediately thereafter he will not (i) solicit any of the employees of the Employer who were employed by the Employer during the time when the Employee was employed by the Employer to leave the Employer, (ii) interfere with the relationship of the Employer with any such employees or (iii) personally target or solicit customers of the Employer.

7. BLUE PENCIL PROVISION. The Employee acknowledges that the periods and geographic area of restriction imposed by Section 5 and Section 6 are fair and reasonable and are reasonably required for the protection of the Employer. If any part or parts of Section 5 or Section 6 shall be held to be unenforceable or invalid, the remaining parties thereof shall nevertheless continue to be valid and enforceable as though the invalid portion or portions were not a part hereof. If any of the provisions of
       Section 5 or Section 6 relating to the periods or geographic area of restriction shall be deemed to exceed the maximum periods of time or area which a court of competent jurisdiction would deem enforceable, the times and area shall, for the purposes of Section 5 and Section 6, be deemed to be the maximum time periods and area which a court of competent jurisdiction would deem valid and enforceable in any state in which such court of competent jurisdiction shall be convened.

8. CONFIDENTIALITY. The Employee acknowledges that he has had and will have access to certain information related to the business, operations, future plans and customers of the Employer, the disclosure or use of which could cause the Employer substantial losses and damages. Accordingly, the Employee covenants that during the term of his employment with the Employer and thereafter he will keep confidential all information and documents furnished to him by or on behalf of the Employer and not use the same to his advantage, except to the extent such information or documents are or thereafter become lawfully obtainable from other sources or are in the public domain through no fault on his part or is consented to in


                                        3                         EXHIBIT 5.3(g)
                                                             Page 57 of 66 Pages
       writing by the Employer. Upon termination of his employment, the Employee shall return to the Employer all records, lists, files and documents which are in his possession and which relate to the Employer.

9. RIGHT TO INJUNCTIVE RELIEF. The Employee agrees and acknowledges that a violation of the covenants contained in Sections 5, 6 and 8 of this Agreement will cause irreparable damage to the Employer, and that it is and will be impossible to estimate or determine the damage that will be suffered by the Employer in the event of a breach by the Employee of any such covenant. Therefore, the Employee further agrees that in the event of any violation or threatened violation of such covenants, the Employer shall be entitled as a matter of course to an injunction out of any court of competent jurisdiction restraining such violation or threatened violation by the Employee, such right to an injunction to be cumulative and in addition to whatever other remedies the Employer may have.

10. REPRESENTATION BY THE EMPLOYEE. The Employee hereby represents and warrants that the execution of this Agreement and the performance of his duties and obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or by which he is bound, and that he is not now subject to any covenant against competition or similar covenant which would affect the performance of his duties hereunder.

11. SURVIVING TERMS. Upon termination of this Agreement, all rights and obligations of Employer and Employee (including any personal or legal representative or successor interest of Employee, deceased or under legal disability) shall terminate and cease except as provided below.

       A. COMPENSATION. Employee shall be entitled to receive any compensation and/or benefits which Employee has earned and which have vested with Employee as of the date of the termination.

       B. ADDITIONAL RIGHTS. Each party shall have such additional rights and remedies as are provided for elsewhere in this Agreement exercised either prior to or subsequent to the termination of this Agreement in the event of any breach by the other party of any material provision of this Agreement.

12. BENEFITS. Employee shall be eligible to participate in all current benefit plans of Employer.

13. EXPENSES. Employer will reimburse Employee for all reasonable expenses incurred by Employee in connection with the furtherance of the business of Employer and consistent with written policies established from time to time by Employer and distributed to Employee.

14. NOTICES. All notices pursuant to this Agreement must be in writing. All notices to Employer shall be addressed to Sierra Solids, Inc., 260 Regency Parkway, Suite 220, Omaha, Nebraska


                                        4                         EXHIBIT 5.3(g)
                                                             Page 58 of 66 Pages

       68114, Attention: James R. Saker, or at such other address as Employer may hereafter designate by written notice to Employee in accordance with the provisions set forth herein. All notices to Employee shall be addressed to Employee at his home address as last indicated in the book and records of the Employer, or at such other address as Employee may hereafter designate by written notice to Employer. All notices shall be considered effective when delivered personally to Employer or Employee, or three (3) calendar days after deposit of said notice in the United States mail, via registered mail, postage prepaid, return receipt requested.

15.    MISCELLANEOUS.

       A. This Agreement constitutes the entire agreement between the parties with respect to the subject matter addressed herein.
               All of the terms and conditions of this Agreement take precedence over any and all prior agreements made by and between Employer and Employee, and the execution of this Agreement shall constitute the termination of any and all such prior agreements.

       B. Each of the terms and provisions of this Agreement is and is to be deemed severable in whole or in part and if any term or provision, or the application thereof to circumstances other than those as to which it is held invalid, illegal, or unenforceable, shall not be affected thereby, and shall remain in full force and effect.

       C. The captions contained herein are solely for the convenience of the parties, and shall not be deemed to govern the meaning or intent of any of the provisions of this Agreement.

       D. The rights and obligations of Employer hereunder shall inure to the benefit of and be binding upon any successor or assign of Employer. This Agreement is personal to Employee and shall not be assigned by him to any other party.

       E. This Agreement shall be construed in accordance with the laws of the state of Arizona, without regard to its conflict of law rules.

       F. This Agreement, unless stated otherwise herein, may only be amended by a signed, written mutual agreement of both parties hereto.


                                        5                         EXHIBIT 5.3(g)
                                                             Page 59 of 66 Pages

               IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the day and year first written above.

                                       CSG WIRELESS, INC., ("Employer")


                                       By:  /s/ Edward Jarzobski
                                            ---------------------------------
                                            Edward Jarzobski, President


                                       EMPLOYEE:


                                       /s/ Kenneth McLeod
                                       --------------------------------------
                                       Kenneth McLeod


                                        6                         EXHIBIT 5.3(g)
                                                             Page 60 of 66 Pages

                         AGREEMENT AND PLAN OF REORGANIZATION
                                       BETWEEN
                    SIERRA SOLIDS, INC. n/k/a SYNERGY MEDIA, INC.,
                                  CSG WIRELESS, INC.
                                         AND
                          COMMUNICATIONS SYSTEMS GROUP, INC.
                                 DATED APRIL 25, 1996


GROUP SHAREHOLDER

                    Group Shares     Sierra Shares     Cash to be Received
Name/Address            Owned          to Receive      Closing       Note
- ------------         -------------    -------------     -------       -----

Kenneth McLeod          1,000           350,000        $50,000       $52,000
1309 W Marlboro
Chandler, AZ
85224

Carol Ann McLeod        1,000           350,000        $50,000       $52,000
1309 W Marlboro
Chandler, AZ
85224



                                     SCHEDULE 2.2


                                                                     /s/ QS
                                                                 ---------------
                                                                 Sierra Initials


                                                                     /s/ EJ
                                                                 ---------------
                                                                 CSG Initials

                                                                     /s/ KM
                                                                 ---------------
                                                                 Group Initials


                                                             Page 61 of 66 Pages

                         AGREEMENT AND PLAN OF REORGANIZATION
                                       BETWEEN
                    SIERRA SOLIDS, INC. n/k/a SYNERGY MEDIA, INC.,
                                  CSG WIRELESS, INC.
                                         AND
                          COMMUNICATIONS SYSTEMS GROUP, INC.
                                 DATED APRIL 25, 1996


EXCEPTIONS TO SIERRA AND CSG REPRESENTATION AND WARRANTY 3.4:


     Sierra has entered into various options, warrants, subscription, and other types of share issuance agreements with certain financial investors and consultants to and officers and directors of Sierra, which provide for the future issuance of Sierra shares to such parties. In addition, certain affiliates and shareholders, including the employees of Synergy Communications, Inc., currently hold options to acquire certain shares of Sierra under an incentive bonus plan.

     The estimated capital structure of Sierra is disclosed on the attached
Schedule 3.4(a). The attached schedule 3.4(a) assumes that all options, warrants and subscription agreements will be exercised and Sierra shares will be issued.



                                     SCHEDULE 3.4


                                                                     /s/ QS
                                                                 ---------------
                                                                 Sierra Initials


                                                                     /s/ EJ
                                                                 ---------------
                                                                 CSG Initials

                                                                     /s/ KM
                                                                 ---------------
                                                                 Group Initials


                                                             Page 62 of 66 Pages

Sierra Solids (Synergy Media)
Capital Structure
as of April 19, 1996
(ASSUMES CLOSING OF CSG MERGER)

COMMON STOCK
existing shares                                                     2,360,475
Shares Which are fully paid and yet to be issued                    2,862,500
                                                                    ---------
 Total Shares                                                       5,222,975

Issued to CSG
Shareholders                                                          700,000

Shares allocated for short term capital needs                         750,000
                                                                    ---------

Total outstanding post merger                                       6,672,975

OPTIONS
Board/Officers                                                        550,000
Consultants/Strategic investors                                     1,455,000
                                                                    ---------
 Total options                                                      2,005,000

Total fully diluted shares outstanding                              8,677,975
                                                                    ---------
                                                                    ---------



                                   SCHEDULE 3.4(a)


                                                             Page 63 of 66 Pages

                         AGREEMENT AND PLAN OF REORGANIZATION
                                       BETWEEN
                    SIERRA SOLIDS, INC. n/k/a SYNERGY MEDIA, INC.,
                                  CSG WIRELESS, INC.
                                         AND
                          COMMUNICATIONS SYSTEMS GROUP, INC.
                                 DATED APRIL 25, 1996


EXCEPTIONS TO SIERRA AND CSG REPRESENTATION AND WARRANTY 3.15:

Registration Rights Agreements:

     Certain shareholders of Sierra were granted registration rights of the shares they acquired pursuant to a merger agreement between Sierra's wholly owned subsidiary Safe Pay Acquisition Corporation n/k/a Synergy Communications, Inc. and Synergy Communications, Inc. Such registration rights provide that Sierra shall use its best efforts to include such Sierra Shares in any registration within twelve (12) months of the effective date of the merger and shall be registered after such twelve (12) month period.



                                    SCHEDULE 3.15


                                                                     /s/ QS
                                                                 ---------------
                                                                 Sierra Initials


                                                                     /s/ EJ
                                                                 ---------------
                                                                 CSG Initials

                                                                     /s/ KM
                                                                 ---------------
                                                                 Group Initials


                                                             Page 64 of 66 Pages

                         AGREEMENT AND PLAN OF REORGANIZATION
                                       BETWEEN
                    SIERRA SOLIDS, INC. n/k/a SYNERGY MEDIA, INC.,
                                  CSG WIRELESS, INC.
                                         AND
                          COMMUNICATIONS SYSTEMS GROUP, INC.
                                 DATED APRIL 25, 1996


EXCEPTIONS TO SIERRA AND CSG REPRESENTATION AND WARRANTY 3.19:

     Synergy Communications, Inc.'s ("Synergy") employees were issued 400,000 shares of Sierra common stock at $0.3636 per share under an incentive bonus plan. Such shares were sold pursuant to a one (1) year promissory note between the Synergy employees and Sierra. All shares are currently held in escrow pending payment of the note.



                                    SCHEDULE 3.19


                                                                     /s/ QS
                                                                 ---------------
                                                                 Sierra Initials


                                                                     /s/ EJ
                                                                 ---------------
                                                                 CSG Initials

                                                                     /s/ KM
                                                                 ---------------
                                                                 Group Initials


                                                             Page 65 of 66 Pages

                         AGREEMENT AND PLAN OF REORGANIZATION
                                       BETWEEN
                    SIERRA SOLIDS, INC. n/k/a SYNERGY MEDIA, INC.,
                                  CSG WIRELESS, INC.
                                         AND
                          COMMUNICATIONS SYSTEMS GROUP, INC.
                                 DATED APRIL 25, 1996


EXCEPTIONS TO SIERRA AND CSG REPRESENTATION AND WARRANTY 3.6(c):

Material Adverse Changes to Sierra's Financial Condition or Results of Operations since April 3, 1996.

There has not been any material adverse changes to Sierra's financial condition or results of operations since April 3, 1996. However, the following are material changes that have occurred since April 3, 1996.

1. On April 4, 1996, Sierra's wholly owned subsidiary Safe Pay Acquisition Corporation merged with Synergy Communications, Inc. The effective date of the merger is the date the Certificate of Merger and Plan of Merger are filed with the Secretary of State of Nebraska. Such filings have been made with the Secretary of State.

2. Sierra has sold and issued, either by warrants, options or stock subscription agreements, additional shares of common stock. Such shares are set forth and are included in Schedule 3.4(a).



                                   SCHEDULE 5.3(e)


                                                                     /s/ QS
                                                                 ---------------
                                                                 Sierra Initials


                                                                     /s/ EJ
                                                                 ---------------
                                                                 CSG Initials

                                                                     /s/ KM
                                                                 ---------------
                                                                 Group Initials


                                                             Page 66 of 66 Pages